SEC File No. 333-118259

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

AMENDMENT NO. 7

TO

FORM SB‑2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAPITAL RESOURCE FUNDING, INC.

(Name of small business issuer in our charter)

North Carolina

(State or other jurisdiction of incorporation or organization)

7389 (Primary standard industrial classification code number)	54-2142880 (I.R.S. Employer Identification No.)

2212 Lantern Way Circle, Cornelius, North Carolina 28031
(704) 564-1676
(Address and telephone number of principal executive offices)

David R. Koran
2212 Lantern Way Circle, Cornelius, North Carolina 28031
(704) 564-1676
(Name, address and telephone of agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE (1)(2)

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum Offering price per Unit (1)	Proposed maximum Aggregate offering Price(1)	Amount of Registration Fee (1)
Common Stock ($.00000005 par value)	300,000(2)	$.25	$75,000	$9.50
Common Stock ($.00000005 par value)	490,000(3)	$.25	$122,500	$15.52
Totals	790,000		$197,500	$25.02

(1)                Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee for the shares of common stock.  The registration fee for the shares of common stock is based upon a value of $.25.

(2)                300,000 shares proposed to be offered by the Registrant.

(3)                490,000 shares proposed to be offered by the Selling Security Holder.

The information in this prospectus is not complete and may be changed. Capital Resource Funding and the Selling Security Holder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

[The Rest of this Page is Intentionally Left Blank]

SUBJECT TO COMPLETION, DATED JULY 20, 2005

CAPITAL RESOURCE FUNDING, INC.

790,000 shares of Common Stock

Capital Resource Funding, Inc. (“Capital Resource Funding”) is offering for sale up to 300,000 shares of our common stock at an initial offering price of $.25 per share of common stock.  The offering will commence on the date of this prospectus and will end on March 31, 2006, unless all of the shares are sold before that date.  There is no minimum offering amount that must be sold in order to close the offering and make use of the proceeds.  David Koran, our Chairman and CEO, intends to offer the shares to the public and will not be paid any commissions.  We may pay participating brokers a commission of up to 7% of the selling price per share, or $.0175 per share.  Assuming all 300,000 shares are sold at $.25 per share, we would recognize gross proceeds of $75,000, before participating brokers’ commissions.  However, there is no assurance that all of the shares will be sold, and, accordingly, we may recognize gross proceeds of anywhere from $0 up to a total of $75,000.  All funds received will be immediately available for use by us, and such funds will not be placed in an escrow or similar account. There are no minimum purchase requirements.

Greentree Financial Group, Inc., a Florida corporation (“Greentree”), our Selling Security Holder is offering 490,000 shares of our common stock for sale to the public.  Greentree is expected to offer and sell their shares through their own securities broker-dealers or in private transactions.  See - “Plan of Distribution.”  Greentree may continue to offer its shares until sold, as long as we maintain a current prospectus to cover the sales.  We will not receive any proceeds from sales of shares by our Selling Security Holder. We will pay all expenses of registering all of the securities registered hereunder.

Greentree is registering its shares for sale because as a consultant to us, it is a service provider to, rather than a long term investor in, Capital Resource Funding.   Greentree will sell its shares at $0.25 until such time, if and when, the shares are traded on the Over-The-Counter Bulletin Board.   In the event of such trading, Greentree will sell its shares at prevailing market prices; however, there can be no assurance that we will find a market maker willing to work with us, or that our application for quotation on the Over-The-Counter Bulletin Board will be accepted.

Upon effectiveness of the registration statement of which this prospectus is a part, we plan to pursue quotation of our common stock on the Over-The-Counter Bulletin Board.  This process requires the selection of a market maker to submit an application to the National Association of Securities Dealers, Inc. in order have our shares approved for quotation.  There can be no assurance that we will find a market maker willing to work with us, or that our application will be accepted, in which case we may have to re-evaluate our plans to pursue quotation of our shares on the Over-The-Counter Bulletin Board.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this preliminary prospectus is July 20, 2005.

TABLE OF CONTENTS

Part I – Prospectus Information                                                                                                                                                          Page

14.    Disclosure of Commission Position on Indemnification

23.    Changes in and Disagreements with Accountants on Accounting

         And Financial Disclosure............................................................................................................................................................. 71

SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

OUR COMPANY.

We were incorporated in North Carolina on February 2, 2004 to engage in the business of commercial finance brokerage and consulting.  We are currently engaged and plan to continue in the commercial finance brokerage and consulting business.  Our executive offices are currently located at the residence of our President, Mr. David R. Koran, 2212 Lantern Way Circle, Cornelius, NC28031. Our telephone number is (704) 564-1676.  We are authorized to issue common stock. Our total authorized common stock consists of 100,000,000 shares of which 10,790,000 shares are issued and outstanding. We are also authorized to issue up to 10,000,000 shares of convertible preferred stock, of which none are issued and outstanding.

OUR BUSINESS.

We have acted and intend to continue to act as a broker for commercial finance transactions. The different types of commercial financing that we intend to broker are:  Commercial Mortgages, Asset-Based Lines of Credit, Commercial Leasing, Accounts Receivable Financing (also known as “Factoring”) and Purchase Order Financing.  To date, we have successfully brokered four financing transactions totaling $11,094 in fees, consisting of two mortgage transactions totaling $3,044, seven monthly broker fees for one factoring transaction and one broker fee in connection with a commercial lease transaction.  Therefore, we have only received fees in connection with four closed transactions.

While we have developed a business plan that anticipates opportunistic growth, to date we have generated significant losses and our president is currently working without remuneration.  We find ourselves in need of additional funds, especially when Mr. Koran and other officers begin to draw a salary and/or receive repayment of expenses, such as the expenses that Mr. Koran has incurred on our behalf.  We currently expect Mr. Koran and the other officers to begin to draw a salary towards the end of 2005.

Set forth below is a brief description of several types of commercial financing that we intend to broker.  We have had success in brokering a commercial mortgage, a commercial lease and an accounts receivable financing package.  There can be no assurances that we will continue to be successful with these types of commercial financing, or with any of the other types of commercial financing that are described.

In brokering a commercial mortgage, we would typically act as an agent to secure a loan for a client to purchase a building in which to operate a business such as an import/export company.  We would help the client arrange the loan with a bank, for example, and at closing we would be paid a broker’s commission from the funding source that typically amounts to 1% of the loan amount.

In brokering asset-based lines of credit, we would typically act as an agent to secure a loan from a bank, for example, for a manufacturing company that would be secured with inventory and/or accounts receivable.  After the closing, we would be paid a commission by the funding source that typically amounts to .5% to 1% of the loan amount.

In brokering commercial leases, we would typically act as an agent to acquire a commercial lease of certain business equipment, such as several dump trucks for a construction company.  Once each commercial lease transaction is closed, we would typically be paid a brokering commission from the funding source that averages .5% to1% of the loan amount.

In brokering accounts receivable/factoring financing, we would typically act as an agent to acquire loans that speed up the collection of cash flow for our clients.  The typical fee for this type of financing is generally between 1 to 8% of each invoice financed. The typical funding contract for a hypothetical accounts receivable financing or factoring transaction will have a minimum one year term. Thus, we anticipate each transaction of this type to pay monthly commissions for at least one year, if and when we have secured the brokerage assignment.

 In brokering purchase order financing, we would typically act as an agent to acquire financing on a purchase order-by-purchase order basis in order to provide a client with funding to fill each order.  Once each purchase order financing transaction is closed and funded, we would be paid a brokering commission from the funding source which would be .5% to 1% of each purchase order funded.

In performing all of these brokering services, we have and propose to represent our clients in all aspects of assisting with the assessment of funding needs and qualifications, and identifying and making presentations to the most suitable funding sources.

David Koran is the key employee of Capital Resource Funding, and he devotes approximately 25 hours per week to developing and operating our business.  Laura Koran, the spouse of David Koran, is the Chief Financial Officer, Secretary and a Director of Capital Resource Funding, and she owns 150,000 shares of our common stock.  Steve Moore is the Chief Operating Officer and a Director of Capital Resource Funding, and he owns 75,000 shares of our common stock. Finally, Richard Koran is the Vice President and a Director of Capital Resource Funding, and he owns 75,000 shares of our common stock.  He is also the father of David Koran.  David Koran has complete control over Capital Resource Funding, inasmuch as he is Chairman, Chief Executive Officer and a Director, and he owns 10,000,000 shares of common stock, representing 91% of the issued and outstanding shares of common stock.

Capital Resource Funding has limited assets and is dependent on obtaining additional equity or debt financing in the near future in order to be able to continue its operations.  At such time, we intend to engage a licensed broker-dealer to seek out additional equity and/or debt financing on our behalf.  It is important to note that our business plan is not unique.  There are thousands of competitors in the United States doing exactly what we do and what we propose to do.  And there are no barriers to competition to prevent the entry of more such competitors.  Finally, Mr. Koran has personally paid certain of our business expenses, including website development and rent, and he is currently working without remuneration.

THE OFFERING.

The Issuer:	Capital Resource Funding, Inc.
The Sellers:	Greentree Financial Group, Inc. Selling Security Holders
Shares Offered:
By Capital Resource Funding, Inc.	300,000 shares of common stock
By Selling Security Holder	490,000 shares of common stock
Estimated Offering Price:
By Capital Resource Funding, Inc.	$.25 per share
By Selling Security Holder	$.25 per share, and thereafter at market, if and when quotation begins on OTCBB
Proceeds to Capital Resource Funding
Gross Proceeds	$ 75,000
Estimated Net Proceeds	$ 75,000 (assumes no broker-dealers are paid a commission)
Proceeds to Selling Security Holder
Gross Proceeds	$122,500
Estimated Net Proceeds	$122,500 (assumes shares are sold in private transactions with no commissions)
Common Stock to be Outstanding after Offering:	11,090,000 shares
Dividend Policy	We do not anticipate paying dividends on our common stock in the foreseeable future.
Use of Proceeds	We intend to use the proceeds from this Offering to fund working capital deficits.
Risk Factors	The securities offered hereby are speculative and involve a high degree of risk, including the risk of substantial and immediate dilution. See “Risk Factors” at page 9 and “Dilution” at page 16.

As of July 20, 2005, we had 10,790,000 shares of our common stock outstanding. This offering is comprised of a registered securities offering by the Selling Security Holder Greentree Financial Group, Inc., our consultant, who intends to sell all 490,000 shares of common stock that it received for providing services to our Company, and a registered primary securities offering by Capital Resource Funding, which intends to sell 300,000 shares of common stock in a capital raising transaction.

We and Greentree have acknowledged that we are familiar with the anti-manipulation rules of the SEC, including Regulation M. These rules may apply to sales by Capital Resource Funding and Greentree in the market if a market develops.

Regulation M prohibits any person who participates in a distribution from bidding for or purchasing any security which is the subject of the distribution until the entire distribution is complete.  It also prohibits sales or purchases to stabilize the price of a security in the distribution.

We have paid all estimated expenses of registering the securities. Our offering expenses are approximately $24,441 which has partly been paid from the $100 in proceeds from the sales of our common stock to our President and a $15,000 unsecured line of credit with an unrelated bank.

FINANCIAL SUMMARY INFORMATION.

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements and their explanatory notes.

Statements of Operations	For the period from inception (February 2, 2004) through May 31, 2004	For the period from inception (February 2, 2004) through February 28, 2005
Revenues	$4,257	$11,972
Cost of Sales	$-0-	$-0-
Gross profit	$4,257	$11,972
Operating expenses	$4,056	$263,218
Income (loss) from operations	$201	($251,246)
Other expense, net	$-0-	$1,225
Net income (loss)	$201	($252,471)
Net income per common share	Less than $.01	($.02)

Balance Sheets	As of May 31, 2004	As of February 28, 2005
Available cash	$4,243	$2,140
Total current assets	$4,243	$2,140
Other assets	$-0-	$-0-
Total Assets	$4,243	$2,140
Current liabilities	$-0-	$52,279
Total liabilities	$-0-	$52,279
Stockholders’ equity (deficit)	$4,243	($50,139)
Total liabilities and stockholders’ equity	$4,243	$2,140

RISK FACTORS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  WE CANNOT ASSURE THAT WE WILL EVER GENERATE REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.

Our Limited Operating History And Lack Of Revenues Makes Evaluating Our Business And Prospects Difficult

While our competitors have operated commercial finance brokering firms for a significant period of time, we have only had limited operations and a lack of revenues since our inception on February 2, 2004. As a result, we have a limited operating history upon which you can evaluate us and our prospects. In addition, we show a loss of ($252,471) for the period from inception (February 2, 2004) through February 28, 2005, without paying any salary to the principal.

We Have Incurred Losses From Operations And Limited Cash That Raises Substantial Doubt As To Whether We Can Continue As A Going Concern

Our cash flows used in operations were ($14,402) for the period from inception (February 2, 2004) through February 28, 2005. We have incurred a net loss of ($252,471) during this same period. During this time, we also incurred certain expenses that did not use cash. For example, our officer and majority shareholder paid $3,942 in business expenses on our behalf, including rent and website development expenses. Cash flows generated by financing activities were $16,542 for the period from inception (February 2, 2004) through February 28, 2005.

Seasonal Economic Fluctuations In The Commercial Finance Brokerage Business Adversely Impact Our Revenues, Cause Cut Backs In Our Operations And May Impede Future Growth.

The commercial finance brokerage business is subject to seasonal fluctuations. Historically, the commercial finance industry is known to have seasonal fluctuations in the 4th quarter. Therefore, we expect to experience periods where a lack of revenue may adversely effect our operations. For example, an extended period of lack of revenue may cause us to cut back on our operations which may impede any future growth.

We May Not Be Able To Compete Effectively In The Financial Services Market Because Of Our Size.

The market for small business financial services is competitive, rapidly evolving, fragmented, and highly sensitive to new product introductions and marketing efforts by industry participants. Increased competition for services similar to our brokering services could lower Capital Resource Funding’s market share and negatively impact its business and stock price. We face primary competition from a number of companies that offer commercial finance brokering services primarily through an internet presence only. Although we have implemented a business plan designed to take advantage of market opportunities, it is likely that our competitors will develop similar marketing strategies and implement them with greater success, particularly given their greater size.

We Have Had Limited Revenue Growth And May Not Be Able To Achieve Growth In Revenues In The Future.

It is possible that our business will not grow in the future, or that its costs and expenses will increase. It is possible that we will never achieve profitability.

Our Costs Of Doing Business May Increase Significantly When And If Our Business Volume Increases, Which Could Have A Negative Impact On Overall Profitability.

An increased business volume would require, among other things, a full-time commitment from Mr. Koran, and additional support staff could be required. Currently, Mr. Koran does not draw a salary nor does Capital Resource Funding pay for any of his personal expenses such as telephone, travel, automobile mileage and entertainment of referral sources. We do not intend to retroactively reimburse Mr. Koran for these business related expenses and his salary. Rather, we will only reimburse him prospectively as expenses are incurred, if applicable. For example, we expect to pay Mr. Koran a salary of $40,000 per year, to begin sometime in 2005. Other anticipated expenses include search engine optimization and additional internet advertising. Additional office equipment and office space may be necessary as well. For 2005, we have budgeted $3,200 for rent, phone, travel and web hosting, $9,000 per quarter in internet advertising, $7,500 per quarter in professional fees, and $10,000 per quarter in salary. These expenses could have a negative impact on overall profitability, which impact could be offset by additional revenue.

Our Business Strategy Includes Forming New Marketing Relationships With Others And A Failure To Accomplish This Strategy May Adversely Impact Our Customer Base And Revenue Growth.

We currently rely upon a web presence and individual referral sources for our business. We recognize the importance of forming direct marketing partnerships with other companies with complementary services. Failure to develop marketing partnerships may adversely impact our ability to grow our business model.

Because It Is Not Difficult To Enter Our Industry, We Expect Increased Competition Which Could Harm Our Business.

The commercial finance brokerage industry is very competitive. Increased competition is likely from both existing competitors and new entrants into our existing or future markets. We believe it is not very difficult to enter into business in our industry. Our competitors have significant advantages, and our future competitors may also have advantages, including:

-	established referral network and name recognition;
-	substantially greater resources and market presence;
-	better customer service and technological expertise;
-	additional personnel;
-	the ability to devote greater resources to marketing;
-	longer operating histories; and
-	larger and more established customer bases.

To Grow Our Business, We Plan To Launch A Marketing Campaign To Build Name Recognition And Seek Complementary Marketing Partnerships With Accounting Firms And Commercial Banks. There Can Be No Assurances We Will Have The Funds Necessary To Pursue Our Marketing Campaign Or That It Will Succeed In Generating Revenue Growth For Capital Resource Funding, Either Of Which Will Negatively Impact Our Results Of Operations.

To carry out our growth strategies, we plan to launch a marketing campaign to build name recognition and seek complementary marketing partnerships with accounting firms and commercial banks. An inability to launch a successful marketing campaign and secure key marketing partnerships may negatively affect our financial results and our ability to grow. We cannot guarantee that we will be able to identify and fund the proper marketing efforts that will yield produce any revenue growth.

Many Of The Companies That We Plan To Target For Strategic Marketing And Customer Business, Such As Banks, Operate In A Highly Regulated Industry, Which Could Adversely Impact Our Freedom To Conduct Business.

Although our business is not highly regulated, we plan to offer our services to banks. The banking industry is highly regulated and subject to supervision by several federal and/or state governmental regulatory agencies. If bank regulations change or if new regulations are adopted to regulate the financing of small business accounts receivable, our business, financial condition and results of operations could be materially, adversely affected.

We Do Not Expect To Pay Dividends On Our Common Stock.

To date, we have not paid any dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any payment of future dividends and the amounts thereof will depend upon our earnings, financial requirements and other factors deemed relevant by our board of directors.

If Our Common Stock Becomes Tradable On The Over-The-Counter Bulletin Board, Sales Of Our Common Stock By Our Principal Shareholder Could Affect The Level Of Public Interest In Our Common Stock As Well As Depress Its Price.

By the filing of this registration statement with the Commission, we are attempting to register 790,000 shares of our common stock. If this registration statement is declared effective, the Selling Security Holder, by delivery of the prospectus included within this registration statement, will be able to sell its registered shares at $.25 per share until trading begins on the OTC Bulletin Board, and thereafter at negotiated prices. However, there can be no assurance that we will find a market maker willing to apply for such listing. In addition, if this registration statement is declared effective, we, by delivery of the prospectus included within this registration statement, will be able to sell our registered shares at $.25 per share. If our common stock becomes tradable on the Over the Counter Bulletin Board, prospective purchasers will be able to purchase our common stock in the open market. Greentree Financial Group, Inc. will be able to sell the shares covered by this prospectus on the open market. In addition, because our principal stockholder, David Koran, owns approximately 91% of our common stock he may dispose of a substantial percentage of his stock after a one-year holding period subject to the limitations of Rule 144 under the Securities Act of 1933, as amended. In general, these limitations impose a maximum sale requirement equal to the greater of an amount during the preceding three months of 1% of our outstanding shares or an amount equal to the average weekly reported volume of trading in our common stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of a Rule 144 notice. In addition, there are other requirements imposed by Rule 144, including manner of sale and other requirements. If substantial amounts of any of these shares are sold either on the open market or pursuant to Rule 144, there may be downward price pressures on our common stock price, causing the market price of our common stock to decrease in value. In addition, this selling activity could:

-	Decrease the level of public interest in our common stock;
-	Inhibit buying activity that might otherwise help support the market price of our common stock; and
-	Prevent possible upward price movements in our common stock.

There Is A Risk That Our Shares May Not Become Quoted On The Over-The-Counter Bulletin Board In The Near Future, In Which Case There May Be No Trading Market For Our Shares, Or We May Have To Consider Alternatives Such As Applying To List Them For Quotation On The National Quotation Bureau’s Pink Sheets, Which Is Considered To Be A Less Liquid Trading Market, And The Price Per Common Shares Could Be Negatively Affected By Such A Listing.

We intend to reach an agreement with a market maker to assist us in filing a 15c-211 application to the NASD, Inc. to have our common shares quoted on the Over-The-Counter Bulletin Board. Upon acceptance of our application, we intend to acquire additional market makers to make a market in our common stock. However, there can be no assurances that any of these steps will occur, and we may be unable to become quoted on the OTC Bulletin Board. In fact, no market maker has agreed to make a market in our shares to date, no such agreement may ever be reached, and we have not taken any concrete steps toward having our shares quoted on the OTC Bulletin Board to date. In addition, we have been advised that the NASD requires that a company have approximately 35 shareholders to be quoted on the OTC Bulletin Board and there can be no assurances that we will ever have the required number of shareholders, although we plan to increase the number of our shareholders through this self-underwritten offering. If we fail to be quoted, there would be no established trading market for our shares. From there we would have to consider other alternatives, such as the possibility of listing the shares for trading on the National Quotation Bureau’s Pink Sheets, which is considered to be a less liquid trading market and the price per common share could be negatively affected by such a listing.

The NASD Requires That A Company Have Approximately 35 Shareholders To Be Quoted On The OTC Bulletin Board, And We Do Not Have Such A Shareholder Constituency And May Never Have One.
The NASD, Inc. requires approximately 35 shareholders for a company to be quoted on the OTC Bulletin Board. Since we do not have the required 35 shareholders, we will not be able to pursue such quotation in the immediate future, which could negatively impact the trading value of our shares.

There Is No Trading Market For Our Shares Of Common Stock And You May Be Unable To Sell Your Shares.

There is not, and has never been, a trading market for our securities.  There is no established public trading market or market maker for our securities. There can be no assurance that a trading market for our common stock will be established or that, if established, a market will be sustained.

Inasmuch as our offering will not have an escrow account and there is not minimum purchase amount, we will have access to investors’ funds immediately and a purchaser of shares could end up as one of only a few investors in a company which may continue to need capital to survive or expand its operations.

We do not plan to have an escrow account in connection with this offering.  As a result, we will have access to investors’ money immediately upon tender by a purchaser of shares.  Since our offering does not have a minimum purchase amount, a purchaser of shares could end up as one of only a few investors in a company which may continue to need capital to survive or expand its operations. Their investment could have little or no value, and Capital Resource Funding may have few opportunities to raise additional capital at that point in time.

Our Lack Of An Established Brand Name And Relative Lack Of Resources Could Negatively Impact Our Ability To Effectively Compete In The Financial Brokerage Market.

We do not have an established brand name or reputation to successfully sell commercial funding programs. We also have a relative lack of resources to conduct our business operations.  Thus, we may have difficulty effectively competing with companies that have greater name recognition and resources than we do.  Presently, we have no patents, copyrights, trademarks and/or service marks that would protect our brand name or our proprietary information, nor do we have any current plans to file applications for such rights.  Our inability to promote and/or protect our brand name may have an adverse effect on our ability to compete effectively in the commercial finance industry.

We Have Near-Term Capital Needs; We May Be Unable To Obtain The Addition Funding Needed To Enable Us To Operate Profitably In The Future.

We will require additional funding over the next twelve months to develop our business estimated  to be equal to $96,000.  Presently, we have only $2,140 worth of liquid assets with which to pay our expenses.  Accordingly, we will seek outside sources of capital such as conventional bank financing; however, there can be no assurance that additional capital will be available on favorable terms to us. If adequate funds are not available, we may be required to curtail operations or to obtain funds by entering into collaboration agreements on unattractive terms.

In addition, we have no credit facility or other committed sources of capital sufficient to fund our business plan. We may be unable to establish credit arrangements on satisfactory terms. If capital resources are insufficient to meet our future capital requirements, we may have to raise funds to continue development of our operations. To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to our shareholders and/or increased debt service commitments. If adequate funds are not available, we may be unable to sufficiently develop our operations to become profitable.

Our Principal Stockholder And His Family Controls Our Board Of Directors And Thereby Controls Our Business Affairs In Which Case You Will Have Little Or No Participation In Our Business Affairs.

Currently, our President, CEO and Director, Mr. David R. Koran owns 91% of the outstanding shares of Capital Resource Funding. In addition, Laura Koran, his wife, is our Chief Financial Officer and a Director, and Richard Koran, his father, is our Vice President and a Director. The Koran family will control the Board of Directors and therefore control our business affairs. In addition, David Koran, by virtue of his 91% share ownership percentage, he will have significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, he will be able to elect all of the members of our Board of Directors, which will allow him to significantly control our affairs and management. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

If We Lose The Services Of Our President, Our Business May Be Impaired.

Our success is heavily dependent upon the continued and active participation of our president, David R. Koran. Mr. Koran has 12 years of experience in the finance business. The loss of Mr. Koran’s services could have a severely detrimental effect upon the success and development of our business, inasmuch as he is the only officer with commercial finance brokerage experience with Capital Resource Funding. The other officers include two family members and Steve Moore, our Chief Operating Officer. His background is in the textile industry. We do not maintain "key person" life insurance on Mr. Koran. We do not have a written employment agreement with Mr. Koran. There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

We Do Not Have Any Plans To Hire Additional Personnel For At Least The Next Twelve Months, Which May Cause Substantial Delays In Our Operations.

Although we plan to expand our business and operations, we have no plans to hire additional personnel for at least the next twelve months. As we expand our business there will be additional strains on our operations due to increased cost. In addition, there may be additional demand for our services. We now only have the services of our president to accomplish our current business and our planned expansion. If our growth outpaces his ability to provide services and we do not hire additional personnel it may cause substantial delays in our operations.

We Face Intense Competition, Which Puts Us At A Competitive Disadvantage; If We Are Unable To Overcome These Competitive Disadvantages We May Never Become Profitable.

We face and will face intense competition from companies engaged in similar businesses. We compete and will compete with numerous companies that broker commercial finance products both over the Internet and via traditional forms of business.  Direct competition to us can be any individual or group of individuals or company that brokers commercial finance products, and there are thousands of entities that could be considered competitors in the United States.  Hence, there is no way to accurately quantify or detail our market competition with specificity.  However, many of our competitors have significantly greater customer bases, operating histories, financial, technical, personnel and other resources than we do, and may have established reputations for success in the commercial finance industry. There can be no assurance that we will be able to compete effectively in the highly competitive commercial finance industry, which may adversely affect our business prospects.

Our Common Stock Is A “Penny Stock”, And Compliance With Requirements For Dealing In Penny Stocks May Make It Difficult For Holders Of Our Common Stock To Resell Their Shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  Prior to a transaction in a penny stock, a broker-dealer is required to:

  deliver a standardized risk disclosure document prepared by the SEC;
  provide the customer with current bid and offer quotation for the penny stock;
  explain the compensation of the broker-dealer and its salesperson in the transaction;
  provide monthly account statements showing the market value of each penny stock held in the customer’s account;
  make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s approval;  and provide a written agreement for the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock.  Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

USE OF PROCEEDS

The net proceeds of this offering will be $70,000 (gross proceeds of $75,000 less offering costs of $5,000) if all of the Shares are sold.  We intend to use the net proceeds according to the following schedule:

                                                                             Shares Sold in Offering

                                                ------------------------------------------------------------

                                                  10%                   25%                 50%                100%

PROCEEDS

  Gross Proceeds                      $7,500             $18,750           $37,500           $75,000

  Less Offering Costs                $5,000             $  5,000           $  5,000           $  5,000

                                                ------------      -------------    ------------      ------------

   Net proceeds                        $2,500             $13,750           $32,500           $70,000

                                                ------------      -------------    ------------      ------------

USES

   Working Capital                    $2,500             $13,750           $13,750           $32,500

   Advertising                            $-0-                 $-0-                 $18,750           $37,500

                                                ------------      -------------     ------------     ------------

   Total uses                              $2,500             $13,750           $32,500           $70,000

                                                ------------      -------------     ------------     ------------

DETERMINATION OF OFFERING PRICE

Capital Resource Funding will sell its shares at $.25 per share.  The Selling Security Holder will sell its shares at $.25 per share and thereafter at prevailing market prices, if and when Capital Resource Funding is quoted on the Over-The-Counter Bulletin Board.  However, there can be no assurance that we will find a market maker willing to apply for such quotation.  Prior to this offering, there has been no market for our shares.  The offering price of $.25 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining this price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

DILUTION

Our net tangible book deficit as of February 28, 2005 was $(50,397) or $(.0046) per share of common stock. Net tangible book deficit is determined by dividing our tangible book deficit (total tangible assets less total liabilities and convertible preferred stock) by the number of outstanding shares of our common stock. As of February 28, 2005, we had a total of 10,790,000 shares of common stock outstanding and no shares of preferred stock outstanding.

This small business issuer is not a reporting company. We have issued common equity at a price significantly more than the price paid by its chief executive officer, or $.001 per share. For example, we issued 790,000 shares of common stock for services rendered at an offering price of $.25 per share on November 30, 2004. As of our most recent balance sheet date, these shares were carried on the books in an account entitled “Common Stock to be Distributed.” Our pro forma book deficit adjusted as of February 28, 2005, would have been $24,861, or about $.0022 per share (assuming a total of 11,090,000 shares of common stock outstanding after this offering). This represented an immediate increase in our pro forma book value to our existing shareholders of ($.2432) per share and an immediate dilution to new shareholders of about $.2478 or 99%.

The following table illustrates the per share dilution based on this example:

Offering Price Per Share                                                                                          $.2500

Net Tangible Book Value Per Share Before This Offering (1)                                  ($.0046)

Decrease Attributable To New Investors (2)                                                            ($.2432)

                                                                                                                                ---------

Net Tangible Book Value Per Share After This Offering                                            $.0022

                                                                                                                                -----------

Dilution Per Share To New Shareholders                                                                  $.2478

                                                                                                                                ----------

(1)        Assumes a pro forma adjusted book deficit of ($50,139) on February 28, 2005, and 10,790,000 shares of common stock outstanding, and no shares of preferred stock outstanding, as of February 28, 2005.

(2)        Assumes a net increase of $75,000 in pro forma adjusted book value (attributable to new shares issued to new shareholders) and 11,090,000 shares outstanding after that offering.

SELLING SECURITY HOLDERS

The Selling Security Holder named in the table set forth below is selling the securities covered by this prospectus. The Selling Security Holder named below is not a registered securities broker-dealer or an affiliate of a broker-dealer.

The table indicates that all the securities will be available for resale after the offering.  However, any or all of the securities listed below may be retained by the Selling Security Holder, and therefore, no accurate forecast can be made as to the number of securities that will be held by the Selling Security Holder upon termination of this offering. We believe that the Selling Security Holder listed in the table has sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities covered by this prospectus.

                                    SELLING SECURITY HOLDERS TABLE

Name	Relationship With Issuer	Amount Owned Prior to Offering	Amount To Be Registered	Amount Owned After Offering	Percent Owned Before/After Offering
Greentree Financial Group, Inc.	Consultant (1)	490,000	490,000	0	4.5%/0%
TOTALS		490,000	490,000

_______________________

(1)        Robert C. Cottone and Michael Bongiovanni are the owners of Greentree Financial Group, Inc. Greentree Financial Group, Inc. received the 490,000 shares of our common stock for consulting services that consist of assisting in the preparation of this Form SB-2 registration statement and the prospectus included therein, compliance with state Blue Sky regulations, selection of an independent transfer agent and Edgar services.  Our contract with Greentree Financial Group, Inc. is attached as an exhibit to this Registration on Form SB-2.

We intend to seek qualification for sale of the securities in those states where the securities will be offered.  To resell the securities in the public market the securities must either be qualified for sale or exempt from qualification in the states in which the Selling Security Holder or proposed purchasers reside. We intend to seek qualification or exemptions for trading in every state; however, there is no assurance that the states in which we seek qualification or exemption will approve of the security re-sales. Should we not obtain exemptions or qualification in these states you will be unable to resell your shares.

PLAN OF DISTRIBUTION

By Capital Resource Funding

Capital Resource Funding is offering 300,000 shares of its common stock for sale by David Koran, our Chairman and CEO. We do not intend to use an underwriter for this offering but we may use participating brokers.  We intend to offer the shares of our Common Stock being registered for sale by David Koran in an offering that will commence on the date of this prospectus and end on March 31, 2006, unless all of the shares are sold prior to that date.  Mr. Koran will not receive any compensation for shares sold.  We may also pay participating brokers a commission of up to 7% of the selling price per share to assist in our effort to sell the shares.  Mr. Koran intends to rely on the exemption from broker status afforded by Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, in connection with his efforts to sell our shares in this offering.  As such, Mr. Koran has represented that he is not subject to a statutory disqualification in connection with our offering.  He will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities.  Mr. Koran is not an associated person of a broker-dealer.  In addition, Mr. Koran primarily performs substantial duties for or on our behalf otherwise in connection with transactions in securities.  Mr. Koran is not a broker or dealer, or an associated person of brokers or dealers and has not been such within the preceding twelve months.  He will not participate in selling an offering of securities for any issuer more than once every twelve months unless another exemption is available.  There is no minimum offering amount or minimum purchase amount.  In addition, there is no escrow account being set up, so we will have immediate access to an investors funds. We intend to offer the Shares in states where we can offer them.  We may concentrate our sales efforts in the state of North Carolina.

We plan to sell the shares directly to investors at a price of $.25 per share.  The Selling Security Holder plans to sell their shares at $.25 per share and thereafter at prevailing market prices, if and when, Capital Resource Funding is quoted for trading on the OTCBB.  We intend to use advertising and other means of public communication.  We will receive the net proceeds from the sale of the 300,000 shares.  There is no assurance that we will be able to sell all or any of these shares.

By Selling Security Holder

The Selling Security Holder is offering 490,000 shares of our common stock under this prospectus.  We do not have any plan, agreement or understanding with the Selling Security Holder regarding the coordination of our offering with theirs.  In the event the Selling Security Holder engages an underwriter, we will be obligated to amend this prospectus to identify the underwriter and disclose the terms of the underwriter’s compensation and disclose any change in the plan of distribution.

The Selling Security Holder may sell the shares from time to time directly to purchasers or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder or from the purchasers.  We do not expect these discounts, concessions or commissions to be in excess of those customary in the types of transactions involved.  We will not receive any proceeds from the sale of shares by Selling Security Holder.

The shares may be sold in one or more transactions at then prevailing market prices at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be in transactions, which may involve crosses or block transactions:

-  On the OTC Bulletin Board or in the over-the-counter market.

            -  In transactions other than on the OTC Bulletin Board or on the over-the-counter market.

            -  Through the writing of options, whether the options are listed on an options exchange or otherwise.

            -  Through the settlement of short sales made after the effective date of this prospectus.

In connection with the sale of the shares, or otherwise, the Selling Security Holder may enter into hedging transactions with broker-dealers or financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume.  The Selling Security Holder may also sell our common stock short, provided the sale is not made to close out their short positions, or loan or pledge their shares to broker-dealers who in turn may sell the shares.

The aggregate proceeds to the Selling Security Holder from the sale of the shares offered by it will be the purchase price of the shares less discounts, concessions and commissions, if any.  The Selling Security Holder reserves the right to accept an, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents.

In order to comply with the securities laws of some states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed securities brokers or dealers.  In addition, in some states, the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and has been complied with.

Any underwriters, broker-dealers or agents who participate in the sale of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, concessions, commissions or profit they earn on any resales of the shares may be underwriting discounts or commissions under the Securities Act.  Agents of the Selling Security Holders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Act.  We have advised the Selling Security Holders that persons acting on their behalf are required to deliver a copy of this prospectus when making sales of the shares.

In addition, any shares covered by this prospectus which also qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.  The Selling Security Holder may transfer, devise or gift his shares by other means not described in this prospectus.

This offering of shares for resale by the Selling Security Holder will begin on the date of this prospectus and continue as long as this prospectus is in effect or until the Selling Security Holder has sold all of its shares, whichever occurs first.  If required, we will distribute a supplement to this prospectus or amend the registration statement of which this prospectus is a part to describe material changes to the terms of the offering.

We are paying all of the costs for registering the shares for sale by Capital Resource Funding and for resale by the Selling Security Holder.  These expenses include the SEC’s filing fees and filings fees under state securities or “blue sky” laws.  The Selling Security Holder will pay all underwriting discounts, commissions, transfer taxes and other expenses associates with their resale of the shares.

Regulation M Applies To The Selling Security Holder:

We have informed the Selling Security Holder that it should not place any bid for, purchase or attempt to purchase, directly or indirectly, any of our common shares in the public market before it has sold all of our shares that it is entitled to sell under this prospectus.  Also, the Selling Security Holder should not attempt to convince anyone else to bid for or purchase our common stock in the public market before it has sold all of its shares covered by this prospectus.  To do so may violate Regulation M under the Securities Exchange Act.  Any person who, directly or indirectly, bids for or effects any purchase of the common stock for the purpose of pegging, fixing or maintaining the price of our common shares, practices known as “stabilizing”, may violate Regulation M if the action does not comply with Regulation M.  Furthermore, no person should engage in any activity that is fraudulent, manipulative, or deceptive under the federal securities laws and regulations.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Executive Officers.

Article III, Section 2 of our Bylaws provide that we must have at least 3 directors.  Each director will serve until our next annual shareholder meeting, to be held sixty days after the close of the fiscal year, or until a successor is elected who accepts the position.  Directors are elected for one‑year terms.  Our officers may be elected by our Board of Directors at any regular or special meeting of the Board of Directors.

Vacancies may be filled by a majority vote of the remaining directors then in office.  Our directors and executive officers are as follows:

Name	Age	Position
David Koran	37	Chief Executive Officer, President and Director
Steven R. Moore	35	Chief Operating Officer and Director
Richard P. Koran	65	Vice President and Director
Laura Koran	35	Chief Financial Officer, Secretary and Director

David Koran has been our Chief Executive Officer, President and Director since inception in February 2004.

Mr. Koran’s experience in the commercial finance and otherwise over the last five years has consisted of the following:

From 2004 to Present, Mr. Koran has been the president of Capital Resource Funding, a commercial finance brokerage company, which provides commercial finance brokerage services within the entire United States. We were incorporated in North Carolina on February 2, 2004. We have no employees, other than Mr. Koran, since our inception. Currently Mr. Koran is working 25 hours per week in the employ of Capital Resource Funding.

From January 2004 to Present, Mr. Koran has been operating as an employee with Benefactor Funding Corp. as a Director of Marketing.  Benefactor Funding Corp. is a commercial factor offering funding programs to small to mid-sized businesses ranging from 500,000 to 3 million.  Mr. Koran will remain in this employment until it is financially feasible to draw a comparable salary from CRF.

From January 2002 to December 31, 2003, Mr. Koran worked as a Business Development Officer for J D Factors, LLC. Mr. Koran was successful in developing a new 3 state territory into a profitable region in the first 4 months of operation.  J D Factors specializes in factoring services for micro and small businesses.

From July 2001 to January 2002, Mr. Koran worked as a Commercial Loan Officer  responsible for managing a 5 million dollar micro business loan portfolio and producing new loan volume monthly. Mr. Koran gained valuable experience in commercial underwriting, loan work outs, and risk management.

From December 1999 to July 2001, Mr. Koran worked as a Business Relationship Manager for First Union Corp. In this role, Mr. Koran managed a small business portfolio of over 500 banking relationships.

Mr. Koran’s experience in the commercial banking industry helped develop his business plan for CRF.  Mr. Koran identified a service need within the banking industry to help facilitate small business lending needs that was unmet by the conventional loan products. This industry experience helped to mold the business plan of CRF.

Mr. Koran is a member of the following business organizations:  Commercial Finance Association, www.cfa.org; Turnaround Management Association, www.turnaround.org; National Funding Association, www.nationalfunding.org, and he is an Advisory Board member of the Charlotte, NC Chapter.

David Koran lives in Cornelius, North Carolina.

Steven Moore has been our Chief Operating Officer and Director since October 1, 2004. Mr. Moore’s experience over the last five years has consisted of the following:

From June 1992 to January 2000, Mr. Moore was a Planning Manager with the Sara Lee Branded Apparel Division of the Sara Lee Corporation.

From February 2000 to February 2002, Mr. Moore as a Buyer for Kmart Corporation, having the responsibility for buying merchandise to be sold in 2100 retail stores. He supervised five employees.

From March 2002 to September 2004, Mr. Moore was a Director of Sales Planning for the Sara Lee Branded Apparel Division of the Sara Lee Corporation. He managed a team of 24 people in the area of sales forecasting.  His team was responsible for providing retail information to their manufacturing planning teams.

Steven Moore lives in Lewisville, North Carolina.

Richard Koran has been our Vice President and Director since October 1, 2004.  Mr. Koran’s experience over the last five years has consisted of the following:

From 1997 to September 2004, Mr. Koran was Production Administrator at Standard Register Corp. in Valley View, Ohio.  At Standard Register, he oversaw the production operation of demand print, prepress and press production.  He was responsible for all of the quality control functions.  He managed 20 associates and supervisors, scheduled jobs for internal and all outsourcing of the three shift operations.

Richard Koran is the father of David Koran and lives in Avon, Ohio.

Laura Koran has been our Chief Financial Officer, Secretary and Director since October 1, 2004.  Ms. Koran’s experience over the last five years has consisted of the following:

From January 1993 to May 2000, Ms. Koran was an MRO Buyer, Buyer, Senior MRO Buyer, Purchasing Agent and Purchasing Manager at the Sara Lee Corporation.

From May 2000 to March 2003, Ms. Koran was a Purchasing Manager and VMI Program Manager at Solectron, Inc.

From May 2002 to August 2004, Ms. Koran was a Loan Officer and Independent Contractor with her own mortgage loan origination company.

Ms. Koran is married to David Koran.

Significant Employees.

Other than those persons mentioned above, we have no significant employees.

Family Relationships.

None, except as mentioned above.

Legal Proceedings.

No officer, director, or persons nominated for such positions and no promoter or significant employee of our Company has been involved in legal proceedings that would be material to an evaluation of our management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of July 20, 2005, of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock (with the exception of Greentree Financial Group, Inc., which only owns 4.5% of our outstanding common stock but is listed in the table for informational purposes only), and (b) by  each of our directors, by all executive officers and our directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

            Security Ownership of Certain Beneficial Owners (1)(2)

Title of Class	Name and Address	# of Shares	Current % Owned
Common	David R. Koran 2212 Lantern Way Circle Cornelius, NC28226	10,000,000	91%
Common	Greentree Financial Group, Inc. (3) 555 S. Powerline Road Pompano Beach, FL 33069	490,000	4.5%

            Security Ownership of Officers and Directors (2)

Title of Class	Name and Address	# of Shares	Current % Owned
Common	David R. Koran 2212 Lantern Way Circle Cornelius, NC 28226	10,000,000	91%
Common	Laura Koran 2212 Lantern Way Circle Cornelius, NC 28226	150,000	1.4%
Common	Steven Moore 124 Oak Leaf Lane Lewisville, NC 27023	75,000	1.0%
Common	Richard Koran 37311 Detroit Road Avon, Ohio 44011	75,000	1.0%
Common	All Officers and Directors as a Group (2)	10,300,000	94%

**Less than 1%

_____________________

(1)     Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power

(including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.  Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned. We are unaware of any shareholders whose voting rights would be affected by community property laws.

(2)    This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above tables and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

(3)    Greentree Financial Group, Inc., a Florida corporation, is equally and wholly owned by Mr. Robert C. Cottone, CPA and Mr. Michael Bongiovanni, CPA.  Mr. Bongiovanni is Mr. Cottone’s step-father.

Changes in Control.

There are currently no arrangements, which would result in a change in our control.

DESCRIPTION OF SECURITIES

The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK.

We are authorized to issue 100,000,000 shares of common stock, with a par value of $.00000005 per share. As of July 20, 2005, there were 10,790,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non‑assessable.

CONVERTIBLE PREFERRED STOCK

We are authorized to issue 10,000,000 shares of convertible preferred stock with a par value of $.00000005 per share. As of July 20, 2005, there were no convertible preferred shares issued and outstanding. If issued, our preferred shares may include certain shareholder privileges to be determined by our board of directors such as cumulative dividend payments and conversion features.

INTEREST OF EXPERTS AND COUNSEL

Our Financial Statements for the period from inception (February 2, 2004) through May 31, 2004 have been included in this prospectus in reliance upon Traci Anderson, CPA, independent Certified Public Accountants, as experts in accounting and auditing. The legality of the issuance of our shares of common stock in this offering have been passed upon by the Law Offices of Harold H. Martin, P.A., counsel to Capital Resource Funding.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

TRANSACTIONS WITHIN LAST FIVE YEARS

On or about June 23, 2004, we increased our authorized common shares to 100,000,000, and subsequently changed the par value of our common stock to $.00000005 per share and forward split our common stock 20,000 for 1. As a result, Mr. Koran’s 500 shares were exchanged for 10,000,000 of our common shares. As part of the transaction, Mr. Koran paid $100 in cash. In addition, we authorized 10,000,000 shares of convertible preferred stock to be issued, $.001 par value, and subsequently changed the par value to  $.00000005 per share. Each one of these shares is convertible into ten common shares.

On June 23, 2004, we entered into a Financial Advisory Services Agreement with Greentree Financial Group, Inc.  Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to provide the following services:

  Assistance with the preparation of our Form SB-2 registration statement;
  State Blue-Sky compliance;
  Selection of an independent stock transfer agent; and
  Edgar services.

In exchange for these services, we have issued to Greentree 490,000 shares of our common stock.  The common shares issued were valued at the estimated value for the services received which was $122,500, or $.25 per share.

In connection with this agreement, we promised to pay $40,000 (representing $38,835 principal and $1,165 interest or approximately 6% per annum) to Greentree Financial Group, Inc. The 6-month, nonassumable promissory note with Greentree Financial Group, Inc. was signed on June 24, 2004.

On or about February 2, 2004, we sold 500 pre-split shares (10,000,000 post-split) of stock to our President, David Koran, for $100 in an exempt offering under the Securities Act of 1933, as amended, pursuant to Section 4(2) of that Act.

During the period from inception (February 2, 2004) through May 31, 2004, our President provided us with $2,000 in fair value of rent, which is considered to be a capital contribution. During the period from inception (February 2, 2004) through May 31, 2004, our President paid $1,942 in business expenses on our behalf, which is also considered to be a capital contribution.

On May 4, 2004, we received a $15,000 unsecured line of credit from The First Citizens Bank & Trust Company (the “Bank”). The annual percentage rate (“APR”) is based on the Bank’s prime rate plus 1% with a maximum APR of 8%. As of the date of the note, the APR was 5%. The initial maturity date of the note is May 4, 2005. As of May 31, 2004, Capital Resource Funding had not drawn against this line of credit. Subsequent to May 31, 2004, Capital Resource Funding borrowed $12,500 against this line of credit. There is currently $2,500 in unused credit.

On June 23, 2004, we amended our Articles of Incorporation to effect a name change from Capital Business Funding, Inc. to Capital Resource Funding, Inc.

On June 23, 2004, we entered into a letter of intent to form a strategic alliance with HairMax International, Inc., a Nevada corporation (“Hairmax”).  Pursuant to the strategic alliance, our services were to have been offered to the commercial customers of HairMax International, Inc. with a 50/50% revenue split on every referral made by HairMax.  HairMax had approximately 5,000 retail cleaning clients, and several hundred commercial cleaning customers.  Its commercial accounts represented a potentially valuable source of leads which we had hoped to be able to offer the services of Capital Resource Funding.   In consideration for services provided by HairMax International, Inc., we agreed to issue to HairMax 200,000 shares of our restricted common stock, $.00000005 par value, which it agreed to distribute as a dividend to its shareholders.  On December 20, 2004, we terminated the strategic alliance agreement with Hairmax, in light of Hairmax’s plans to merge with a privately-held corporation and adverse comments which we received from the Commission in which the staff took the position that our strategic alliance agreement and share distribution plan with the shareholders of Hairmax constituted a primary offering of securities.  In the view of the staff of the Commission, we would have had to consummate our offering at a fixed price and for a finite duration.  Without the affiliation with Hairmax, we understand that we are free to pursue the offering as currently structured.  The share certificate for 200,000 shares of our common stock was never delivered to Hairmax and has been cancelled.

On March 1, 2005, we secured an SBA unsecured line of credit from a bank in the amount of $10,000, of which $5,000 was borrowed in April, 2005.  The note is for prime plus two percentage points and interest-only payments are required.

We are not a subsidiary of any corporation.

DESCRIPTION OF BUSINESS

Description Of Our Role As A Broker Of Commercial Finance Transactions.

We plan to continue to operate as a broker of commercial finance transactions.  In performing these services, we will represent individual businesses that are in need of obtaining a variety of types of financing to help fund their growth.  The different funding transactions that we plan to broker are: commercial loans, purchase order financing, account receivables financing/factoring and equipment leasing.  An example of a commercial loan would be short term or long term bank or other financing to help a business purchase a new building to house their company.  For commercial loan transactions, our anticipated broker commission would be approximately 1% of the loan amount paid by the lender.  Management believes that this is what commercial finance brokers of commercial loans in the Charlotte, North Carolina market typically earn for their services, based on its knowledge of such brokers’ transactions.

 Purchase order financing is a funding program that helps a business receive the advance funding needed to cover their costs to fill a purchase order. For example, a manufacturing company that received a large purchase order from a new client that requires significant outlay of funds to purchase raw materials and manufacture the product may be in need of financing in order to produce the ordered goods.  A purchase order financing company will advance funds to finance a purchase order and help the manufacturer pay the supply and labor costs needed to fill the order.  Our anticipated broker commission for purchase order financing is .25-1% of each purchase order paid by the individual funding company.  Again, management believes that this is what commercial finance brokers of purchase order financing in the Charlotte, North Carolina market typically earn for their services, based on its knowledge of such brokers’ transactions.

Account receivables financing/factoring is the advancement of funds against receivables to assist companies with in the management of their cash flow derived from accounts receivable.  Loan of this type usually will be structured to advance 80-85% of the pre-qualified receivables, and they also manage the collections of the receivables for a small discount fee or percentage of each receivable.  Our anticipated discount/percentage fee for this type of financing is between 1%-8% depending on the size of receivables funded.  In a typical transaction, the higher the funded amount, the lower the discount fee.  Our anticipated broker commission for account receivables financing/factoring is 10%-15% of the gross monthly fees for the life of the funding.  For example, an accounts receivable financing borrower that receives 150,000/month in funding at a 2.5% monthly discount fee will generate  $3,750 per month in gross fees with a broker commission ranging from $375 to $562.50 paid monthly for the life of the financing.  Management believes that fees for accounts receivable financing anywhere in the country are competitive and commercial finance brokers of accounts receivable financing typically earn this amount for their services.  We have earned such a fee on a past transaction

Equipment leasing is the leasing of equipment that a company needs to conduct business such as machinery, trucks and office equipment. Our anticipated broker commission for commercial leasing ranges from .5%-1% of the total lease amount paid by the funding company. Management believes that type of fee is fairly standard in the industry, and a commercial finance broker of equipment leasing can expect to earn it, based on our knowledge of what competitors earn in similar transactions.

In each of the above transactions, we anticipate negotiating a broker agreement with each lender before submitting any documentation, so as to insure that we have a relationship with the lender and get paid.

Our Business Plan.

Our business plan is to continue to offer commercial finance brokering services to our existing referral base.  Our existing referral base consists of unaffiliated business relationships with individuals that David Koran knows personally.  At present, that base consists of twenty individual commercial bankers who work at five major banks in the Charlotte, NC area. Mr. Koran has an informal business relationship with these bankers and there is no formal agreement in place with any of these individuals. A typical referral transaction involves a banker who has a customer that does not qualify for financing at that bank. The banker then refers these prospects to us for assistance in finding a funding source.  After the transaction is consummated, the banker will have performed a valuable service for his customer, by introducing them to a broker who found an alternative funding source.  Often, the commercial banker will not have lost a customer’s other business in the process of making the referral.

In addition, we get leads from our membership in the professional associations, and from individual CPAs, lawyers and consultants.  We also plan to prospect new business on the internet via our Website and will fund additional advertising as our revenue growth permits.

We have one account receivable/factoring transaction that is currently paying monthly broker commissions averaging $1,100 per month.  This commission will continue as long as the client company receives funding from the funding source.  Mr. Koran acted as the broker in this transaction.

Our goal is to increase our brokering transactions every quarter.  Our revenue projections for the next four quarters are as follows:

            Quarter 1:  $3,300 in quarterly revenue with $29,700 in quarterly expenses

            Quarter 2:  $5,000 in quarterly revenue with $29,700 in quarterly expenses

            Quarter 3:  $6,500 in quarterly revenue with $29,700 in quarterly expenses

            Quarter 4:  $8,000 in quarterly revenue with $29,700 in quarterly expenses

The expense projections set forth above are based on an estimate of quarterly expenses, and include (i) $3,200 per quarter for rent, phone, travel and web hosting, (ii) $9,000 per quarter for internet advertising, (iii) $7,500 per quarter in professional fees, and (iv) $10,000 per quarter for salary.  The revenue projections set forth above are based on the following assumptions:  1 new factoring transaction per quarter from our current referral channels and our Website, averaging $1,100 per month in revenue, and attrition of 1 factoring transaction per year.

We feel that our business plan is conservative.  Revenues could exceed this level with additional marketing expenditures.  We will need to raise additional debt or equity funds to pay for this marketing.  There can be no assurances that we will be successful in obtaining funds from traditional sources.

While Mr. Koran has only been engaged as a commercial finance broker since February 2004, he has significant experience in banking and insurance.  We feel that his experience in the finance industry will translate into successful employment with Capital Resource Funding.  It is important to note that there are no work experience requirements to enter this industry, and there have been a number of successful brokers who do not come from a commercial finance background.

We Tailor Our Services To Individual Needs.

When acting as a broker for the individual businesses, we will provide our customers with the following services:

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    Assist the business with assessing their funding needs.
    Assist the business with identifying their lending options and potential funding sources
    Assist the business with compiling an application package and submitting it to a suitable funding source.
    Act as a liaison between the business and funding source through the entire application and funding process.

In exchange for providing these services we are compensated through the payment of a commission by the funding company only if and when a transaction is closed.  Our services are of no additional cost to the client.

Marketing.

We hope to continue to attract prospective clients to our Website, which is on the internet at the following address: www.capitalresourcefunding.biz . We pay $105 per quarter for web hosting fees, and $400 to register the Website.  In addition, we plan to market our services to our existing referral sources.  Our future plans, which depend on our revenue growth, entail a marketing campaign that includes additional internet and radio advertising to increase the number of inquiries for our services.

Business Regulation and Other.

There are no known license requirements to broker commercial finance transactions.  We have never been the subject of any bankruptcy or relationship.  We have had no material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Competition.

We face and will face intense competition from companies engaged in similar businesses. We compete and anticipating competing with numerous companies that broker commercial finance products both over the Internet and via traditional forms of business.  Direct competition to us can be any individual or group of individuals or company that brokers commercial finance products, and there are thousands of entities that could be considered competitors in the United States.  Hence, there is no way to accurately quantify or detail our market competition with greater specificity.  However, many of our competitors have significantly greater customer bases, operating histories, financial, technical, personnel and other resources than we do, and may have established reputations for success in the commercial finance industry. There can be no assurance that we will be able to compete effectively in the highly competitive commercial finance industry, which may adversely affect our business prospects.

There are few barriers to entry in the commercial finance brokering business. There are brokers, finders, agents, lawyers, consultants and a variety of other professionals all trying to put funding sources together with prospective clients in order to make a commission.  With the advent of modern computers and internet communication, this business has become national in scope, and it is not unusual to find a broker from Miami, Florida putting together a financing package for a manufacturer in Pittsburgh, PA with a finance company located in Los Angeles, CA.  We intend to participate in all of these markets, and seek commission based income wherever it can be derived.

There are examples of successful commercial finance brokerage firms within our industry, and we hope to achieve success with a business plan that shares many similarities, but is tailored to our size and resources. We meet from time to time with our competition and share ideas and opportunities. For example, there are large professional associations of commercial finance brokers and funding companies that meet on a regular basis in the major  metropolitan areas.  For example, the Commercial Finance Association, which is a nationwide organization with chapters in all of the major metropolitan areas, meets quarterly to discuss topics of interest and exchange leads.  We are a member of this organization’s Charlotte, NC chapter.  In addition, we are a member of the National Funding Association, based in Charlotte, NC, with other chapters in Atlanta, GA and Chicago, IL.  Our Chairman, Mr. Koran, serves on the advisory board of the Charlotte, NC chapter of the NFA.  Further, we are a member of the Turnaround Management Association, with chapters in all major metropolitan areas.

LEGAL PROCEEDINGS

We are currently not involved in any legal proceedings related to the conduct of our business.

REPORTS TO SECURITY HOLDERS

After the effective date of this document, we will be a reporting company under the requirements of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission.  Our annual report will contain the required audited financial statements.  We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders.  The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C.20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C.20549, at prescribed rates.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The discussion contained in this prospectus contains “forward-looking statements” that involve risk and uncertainties.  These statements may be identified by the use of terminology such as “believes”, “expects”, “may”, or “should”, or “anticipates”, or expressing this terminology negatively or similar expressions or by discussions of strategy.  The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled “risk factors,” as well as those discussed elsewhere in this prospectus.

OUR COMPANY

The discussion contained in this prospectus contains “forward-looking statements” that involve risk and uncertainties. These statements may be identified by the use of terminology such as “believes”, “expects”, “may”, or “should”, or “anticipates”, or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled “risk factors,” as well as those discussed elsewhere in this prospectus.

We were incorporated in North Carolina on February 2, 2004 to engage in the business of commercial finance brokerage and consulting. We are currently engaged and plan to continue in the commercial finance brokerage and consulting business. Our executive offices are currently located at the residence of our President, Mr. David R. Koran, 2212 Lantern Way Circle, Cornelius, NC28031. Our telephone number is (704) 564-1676. We are authorized to issue 100,000,000 shares of common stock. Our total authorized common stock consists of 100,000,000 of which 10,790,000 shares are currently issued and outstanding. We are also authorized to issue up to 10,000,000 shares of convertible preferred stock, of which none are issued and outstanding.

Plan of Operation.

For the next twelve months, we plan to continue to operate as a broker of commercial finance transactions with offices based in the banking center of Charlotte, NC. We have conservatively projected revenues of approximately $22,800 and costs of $118,800 for the next twelve months of operations. Revenues could exceed this level with additional marketing expenditures.  Such expenditures would involve targeted internet advertising via banner and search engine advertisements or printed advertising in industry publications. We anticipate such expenditures to approximate $3,000 per month, and we will need to incur additional debt or raise equity funds to pay for this marketing. While we are currently evaluating selling additional shares to third parties or incurring additional indebtedness, there can be no assurances that we will be successful in obtaining funds from these sources.

We anticipate beginning to pay our chief executive officer a salary at the rate of $40,000 per year, seeking additional staff and looking for office space sometime in 2005 or when our revenues exceed our projected quarterly expenses of $29,700.

In the event that we are successful in raising an additional $3,000 per month to fund marketing expenditures, we project that our revenues could exceed $100,000 per year within a three month period, based on our knowledge of the marketing and revenue performance of competitors in the Charlotte, NC market.

Results of Operations.

For the cumulative period from inception (February 2, 2004) through February 28, 2005.

Sales for the period from inception (February 2, 2004) through February 28, 2005 were $11,972. Sales consisted of commissions earned on funded loans as follows:

  Broker fee in connection with factoring of accounts receivable generated $1,213.
  Broker fee in connection with two mortgage commissions generated $3,044.
  Broker fee in connection with factoring of accounts receivable generated $1,317.
  Broker fee in connection with factoring of accounts receivable generated $1,243.
  Broker fee in connection with factoring of accounts receivable generated $1,332.
  Broker fee in connection with factoring of accounts receivable generated $886.
  Broker fee in connection with a commercial lease generated $148.
  Broker fee in connection with factoring of accounts receivable generated $1,096.
  Broker fee in connection with factoring of accounts receivable generated $815.
  Broker fee in connection with factoring of accounts receivable generated $860.
  Broker fee in connection with factoring of accounts receivable generated $18.

All sales transactions were with unrelated parties.

Expenses.

Total expenses for the period from inception (February 2, 2004) through February 28, 2005 was $263,218. Of this amount, $122,500 consists of the fair value of services of $.25 per share that were recorded relating to the common share issuances of 490,000 shares to Greentree Financial Group, Inc. The expenses also related to the fair value of rent contributed by our President free of charge in the amount of $2,000, and for website development expenses paid by him on our behalf in the amount of $1,942.

We did not obtain a contemporaneous valuation performed by an unrelated valuation specialist to determine the fair value of our common stock due to the high cost to us of obtaining such an independent valuation. Our cash flows did not permit paying for and receiving such a valuation at the time nor do they now. Therefore, the following includes a discussion of the significant factors, assumptions and methodologies used in determining fair value that we properly recorded in our accounting records. The alternative valuation method selected and used was the “comparables” method. Under this method, we researched other professional service providers in the market place for the similar type of services provided by Greentree and our officers and directors. Our investigation consisted of Internet searches and discussions with other professional service providers. The research revealed that $172,500 recognized for Greentree’s services and $25,000 recognized for each of the three officers’ and director’s services approximated a fair market value for such services. Our assumptions included research into other small business issuers and companies close to our size and complexities. Significant factors included speed in workmanship, quality of services received, knowledge of the public company marketplace, extensive background of the professional service providers, integrity, etc.

We expect increases in expenses through the year 2004 as we move toward developing our business plan and registering our common stock. In addition, we expect professional fees to increase to around $30,000 per annum for compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended. We also expect rent, phone, travel and web-hosting to increase to $12,800 per annum, internet advertising to increase to $36,000 per annum, and salaries to increase to $40,000 per annum.

We do not have any lease agreements for our facilities and do not currently have any employment agreements.

During the third quarter of fiscal 2005, we issued 490,000 of our common stock to Greentree Financial Group, Inc. for professional services, including:

  Assistance in preparation of public offering documents
  Compliance with state Blue Sky regulations
  Compliance with the Securities and Exchange Commission's periodic reporting requirements
  Tax and accounting services
  EDGAR services
  Preparation of interim financial information
  Other consulting services

Pursuant to the above, Greentree will also assist us with our reports that will be required to be filed with the Securities and Exchange Commission. Greentree's owner-employees are Michael J. Bongiovanni and Robert Cottone, who are both licensed Certified Public Accountants and have a combined twenty-five years experience with assisting publicly traded companies with their reporting requirements such as Forms 10-KSB, 10-QSB, and 8-K. Mr. Bongiovanni has a Masters of Accounting degree and Mr. Cottone has a Bachelors of Accounting degree. We valued the shares issued to Greentree at $.25 per share, yielding an aggregate amount of $122,500. This amount approximates the fair value of the above services in today's marketplace per our interviewing of other such professional firms. This amount is included under operating expenses in our financial statements for the period ended November 30, 2004.

Income Taxes

We did not have any federal or state income tax expense for the period from inception (February 2, 2004) through February 28, 2005.

Income/ Losses.

Net loss for the period from inception (February 2, 2004) through February 28, 2005 was $(252,471), $(.02) per share, due to the aforementioned issuances of common shares for services rendered. We expect to continue to incur losses at least through the fiscal year 2005, partly attributable to the fair value of expected services to be received. In addition, there can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

Impact of Inflation.

We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources.

Cash flows used in operations for the period from inception (February 2, 2004) through February 28, 2005 were $14,402. Cash flows were primarily attributable to a net loss. Cash received for commissions and broker fees for the period from inception (February 2, 2004) through February 28, 2005 was $11,972. Cash paid for various fees and expenses during this same period of time was $24,193.

Cash flow generated by financing activities was $16,542 for the period from inception (February 2, 2004) through February 28, 2005. Cash flows for this period included proceeds from the sale of 10,000,000 shares of our common stock to our President for $100 in cash pursuant to a private offering exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. Proceeds were used towards general business expenses. It also included $12,500 in proceeds from a note payable incurred by us under our unsecured line of credit.

Overall, we have funded our cash needs for the period from inception (February 2, 2004) through February 28, 2005 with one equity transaction with our President as described above and from a borrowing from a note payable. If we are unable to receive additional cash from our President, we may need to rely on financing from outside sources through debt or equity transactions. Our officer is under no legal obligation to provide us with capital infusions. As described above under Liquidity and Capital Resources for the period from inception (February 2, 2004) to May 31, 2004, our cash flow and cash needs for the future are significant.  Cash flow for the period inception (February 2, 2004) to February 28, 2005 has decreased and our cash needs have increased as a result of our results of operations during the period.

Failure to obtain such financing could have a material adverse effect on our operations and financial condition. This could include an inability to do sufficient advertising for the services we provide, which would make us less competitive in the marketplace. We could also find it more difficult to enter into strategic joint venture relationships with third parties. Finally, it would most likely delay the implementation of our business plan. An alternative plan of operation in the event of a failure to obtain financing would be to continue operations as currently configured, with the result being little, if any, projected growth. Another alternative would be to enter into a joint venture with a brokerage firm that has working capital available, albeit on less favorable terms than had we obtained financing, for the development of our business plan.

We had cash on hand of only $2,140 and a working capital deficit of $(50,139) as of February 28, 2005. In that regard, we have drawn-down $12,500 from our unsecured line of credit, leaving $2,500 of available credit. In connection therewith, monthly debt service amounts to $50 on an interest only payment to the bank. In addition to the line of credit, we may need to seek additional outside sources of funding, such as equity or debt placements. We will also rely on the existence of our projected revenue from our business operations, if any.  A lack of significant revenues during the remainder of 2004 will significantly affect our cash position and move us towards a position where the raising of additional funds through equity or debt financing will have to be necessary. Our current level of operations would require capital of approximately $1,000 to sustain operations through fiscal year 2005 and approximately $35,000 per year thereafter. Any modifications to our business plans, such the hiring of additional employees and the principal making a full-time commitment to the business, which would require the payment of his salary and expenses, may require additional capital for us to operate. There can be no assurance that additional capital will be available to us when needed or available on terms favorable to us. Our approximate offering expenses of $10,000 in connection with this offering have already been paid through a draw-down on our $15,000 unsecured line of credit.  A second draw-down in the amount of $2,500 on our unsecured line of credit was made to pay for the services of our accountant, Traci J. Anderson, CPA, in connection with her work on our audit.

Neither Mr. Koran, nor any other person or entity is liable for, surety or otherwise provides a guarantee for our line of credit with First Citizens Bank.

On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. We are considering launching a local advertising campaign. Our current capital and revenues are insufficient to fund such marketing. If we choose to launch such a campaign, we will require substantially more capital. If necessary, we will raise this capital through an additional stock offering. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

Broker fee in connection with factoring of accounts receivable generated $1,213.

      §         Seek projects that are less in value or that may be projected to be less profitable, or

§         Seek business that is outside our immediate area to bring some revenue to us.

Demand for the products and services will be dependent on, among other things, market acceptance of our services, the commercial finance brokering market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from commissions earned, our business operations may be adversely affected by our competitors and prolonged recession periods.

Our success will be dependent upon implementing our plan of operations and the risks associated with our business plan. We operate a small commercial finance brokerage business in the Charlotte, North Carolina area. We see a need to strengthen our position in these markets. We are considering expanding our operations through aggressively marketing our services. We project that we may become profitable on a self-sustaining basis in 24-36 months. However, there can be no assurances that we will ever become profitable on a self-sustaining basis.

Our cash on hand as of the latest balance sheet date is insufficient to fund our operations and our expectations of cash inflows will not meet our cash requirements for the next twelve months.  This is reflecting in the “going concern” opinion that has been issued by our auditor.  We intend to raise cash through additional debt and equity financings, however, there is no assurance that we will be successful in this regard.

Results of Operations.

For the period from inception (February 2, 2004) through May 31, 2004.

Sales for the period from inception (February 2, 2004) through May 31, 2004 were $4,257. Sales consisted of commissions earned on funded loans as follows:

  Broker fee in connection with factoring of accounts receivable generated $1,213.
  Broker fee in connection with two mortgage commissions generated $3,044.

All sales transactions were with unrelated parties.

Expenses.

Total expenses for the period from inception (February 2, 2004) through May 31, 2004 was $4,056. These expenses related to the fair value of rent contributed by our President free of charge in the amount of $2,000, for website development expenses paid by him on our behalf in the amount of $1,942 and other miscellaneous and sundry costs.

We expect increases in expenses through the year 2004 as we move toward developing our business plan and registering our common stock. In addition, we expect professional fees to increase to around $30,000 per annum for compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended. We also expect rent, phone, travel and web-hosting to increase to $12,800 per annum, internet advertising to increase to $36,000 per annum, and salaries to increase to $40,000 per annum.

We do not have any lease agreements for our facilities and do not currently have any employment agreements.

Income Taxes

We did not have any federal or state income tax expense for the period from inception (February 2, 2004) through May 31, 2004.

Income/ Losses.

Net income for the period from inception (February 2, 2004) through May 31, 2004 was $201, less that $.01 per share, due to the excess of revenue over expenses. We expect to continue to incur losses at least through the year 2004, partly attributable to the fair value of expected services to be received after May 31, 2004. In addition, there can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

Impact of Inflation.

We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources.

Cash flows provided by operations for the period from inception (February 2, 2004) through May 31, 2004 were $4,143. Cash flows were primarily attributable to net income and non-cash charges to reconcile net income to net cash provided by operations. Cash received for commissions and broker fees for the period from inception (February 2, 2004) through May 31, 2004 was $4,257. Cash paid for various fees and expenses during this same period of time was $114.

Cash flow generated by financing activities was $100 for the period from inception (February 2, 2004) through May 31, 2004. Cash flows for this period included proceeds from the sale of 10,000,000 shares of our common stock to our President for $100 in cash pursuant to a private offering exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. Proceeds were used towards general business expenses.

Overall, we have funded our cash needs for the period from inception (February 2, 2004) through May 31, 2004 with one equity transaction with our President as described above. If we are unable to receive additional cash from our President, we may need to rely on financing from outside sources through debt or equity transactions. Our officer is under no legal obligation to provide us with capital infusions. As described above under Liquidity and Capital Resources for the period from inception (February 2, 2004) to May 31, 2004, our cash flow and cash needs for the future are significant.

Failure to obtain such financing could have a material adverse effect on our operations and financial condition. This could include an inability to do sufficient advertising for the services we provide, which would make us less competitive in the marketplace. We could also find it more difficult to enter into strategic joint venture relationships with third parties. Finally, it would most likely delay the implementation of our business plan. An alternative plan of operation in the event of a failure to obtain financing would be to continue operations as currently configured, with the result being little, if any, projected growth. Another alternative would be to enter into a joint venture with a brokerage firm that has working capital available, albeit on less favorable terms than had we obtained financing, for the development of our business plan.

We had cash on hand of only $4,243 and working capital of $4,243 as of May 31, 2004. We may need to seek additional outside sources of funding, such as equity or debt placements.  We will also rely on the existence of our projected revenue from our business operations, if any.  A lack of significant revenues during the remainder of 2004 will significantly affect our cash position and move us towards a position where the raising of additional funds through equity or debt financing will have to be necessary. Our current level of operations would require capital of approximately $1,000 to sustain operations through year 2004 and approximately $35,000 per year thereafter. Any modifications to our business plans, such the hiring of additional employees and the principal making a full-time commitment to the business, which would require the payment of his salary and expenses, may require additional capital for us to operate. There can be no assurance that additional capital will be available to us when needed or available on terms favorable to us. Our approximate offering expenses of $10,000 in connection with this offering have already been paid, subsequent to May 31, 2004, through a draw-down on our $15,000 unsecured line of credit. A second draw-down in the amount of $2,500 on our unsecured line of credit was made, subsequent to May 31, 2004, to pay for the services of our accountant, Traci J. Anderson, CPA, in connection with her work on our audit.

Neither Mr. Koran, nor any other person or entity is liable for, surety or otherwise provides a guarantee for our line of credit with First Citizens Bank.

On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. We are considering launching a local advertising campaign. Our current capital and revenues are insufficient to fund such marketing. If we choose to launch such a campaign, we will require substantially more capital. If necessary, we will raise this capital through an additional stock offering. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

§         Seek projects that are less in value or that may be projected to be less profitable, or

§         Seek business that is outside our immediate area to bring some revenue to us.

Demand for the products and services will be dependent on, among other things, market acceptance of our services, the commercial finance brokering market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from commissions earned, our business operations may be adversely affected by our competitors and prolonged recession periods.

Our success will be dependent upon implementing our plan of operations and the risks associated with our business plan. We operate a small commercial finance brokerage business in the Charlotte, North Carolina area. We see a need to strengthen our position in these markets. We are considering expanding our operations through aggressively marketing our services. We project that we may become profitable on a self-sustaining basis in 24-36 months. However, there can be no assurances that we will ever become profitable on a self-sustaining basis.

Our cash on hand as of the latest balance sheet date is insufficient to fund our operations and our expectations of cash inflows will not meet our cash requirements for the next twelve months.  This is reflecting in the “going concern” opinion that has been issued by our auditor.  We intend to raise cash through additional debt and equity financings, however, there is no assurance that we will be successful in this regard.

This section is being presented because we are considered to be in the development stage of operations.

Results of Operations.

For the period from June 1, 2004 through February 28, 2005.

Sales for the period from June 1, 2004 through February 28, 2005 were $7,715. Sales consisted of commissions earned on funded loans as follows:

  Broker fee in connection with factoring of accounts receivable generated $1,317.
  Broker fee in connection with factoring of accounts receivable generated $1,243.
  Broker fee in connection with factoring of accounts receivable generated $1,332.
  Broker fee in connection with factoring of accounts receivable generated $886.
  Broker fee in connection with a commercial lease generated $148.
  Broker fee in connection with factoring of accounts receivable generated $1,096.
  Broker fee in connection with factoring of accounts receivable generated $815.
  Broker fee in connection with factoring of accounts receivable generated $860.
  Broker fee in connection with factoring of accounts receivable generated $18.

All sales transactions were with unrelated parties.

Expenses.

Total expenses for the period from June 1, 2004 through February 28, 2005 were $259,162. Of this amount, $122,500 consists of the fair value of services of $.25 per share that were recorded relating to the common share issuances of 490,000 shares to Greentree Financial Group, Inc. $75,000 of the above amount consists of the fair value of services of $.25 per share that were recorded relating to common share issuances of 300,000 shares to three of our officers who are also directors. The remainder is for miscellaneous professional and sundry costs.

We did not obtain a contemporaneous valuation performed by an unrelated valuation specialist to determine the fair value of our common stock due to the high cost to us of obtaining such an independent valuation. Our cash flows did not permit paying for and receiving such a valuation at the time nor do they now. Therefore, the following includes a discussion of the significant factors, assumptions and methodologies used in determining fair value that we properly recorded in our accounting records. The alternative valuation method selected and used was the “comparables” method. Under this method, we researched other professional service providers in the market place for the similar type of services provided by Greentree and our officers and directors. Our investigation consisted of Internet searches and discussions with other professional service providers. The research revealed that $172,500 recognized for Greentree’s services and $25,000 recognized for each of the three officers’ and director’s services approximated a fair market value for such services. Our assumptions included research into other small business issuers and companies close to our size and complexities. Significant factors included speed in workmanship, quality of services received, knowledge of the public company marketplace, extensive background of the professional service providers, integrity, etc.

We expect increases in expenses through the fiscal year 2005 as we move toward developing our business plan and registering our common stock. In addition, we expect professional fees to increase to around $30,000 per annum for compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended. We also expect rent, phone, travel and web-hosting to increase to $12,800 per annum, internet advertising to increase to $36,000 per annum, and salaries to increase to $40,000 per annum.

We do not have any lease agreements for our facilities and do not currently have any employment agreements.

Income Taxes

We did not have any federal or state income tax expense for the period from inception June 1, 2004 through February 28, 2005.

Income/ Losses.

Net loss for the period from June 1, 2004 through February 28, 2005 was $(252,672), $(.02) per share, due to the aforementioned issuances of common shares for services rendered. We expect to continue to incur losses at least through the fiscal year 2005, partly attributable to the fair value of expected services to be received. In addition, there can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

Impact of Inflation.

We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources.

Cash flow used in operations for the period from June 1, 2004 through February 28, 2005 was $14,402. Cash flows were primarily attributable to a net loss with non-cash charge items added back in order to reconcile net loss to net cash used in operations. Cash received for commissions and broker fees for the period from June 1, 2004 through February 28, 2005 was $7,715. Cash paid for various fees and expenses during this same period of time was $20,758.

Cash flows generated by financing activities were $16,542 for the period from June 1, 2004 through February 28, 2005. Cash flows for this period included proceeds from capital contributions. Proceeds were used towards general business expenses. It also included $12,500 in proceeds from a note payable incurred by us under our unsecured line of credit.

Overall, we have funded our cash needs for the period from June 1, 2004 through February 28, 2005 with capital contributions as described above and from borrowings from a note payable. If we are unable to receive additional cash from our President, we may need to rely on financing from outside sources through debt or equity transactions. Our officer is under no legal obligation to provide us with capital infusions. As described above under Liquidity and Capital Resources for the period from June 1, 2004 to February 28, 2005, our cash flow and cash needs for the future are significant. Cash flow for the period from June 1, 2004 to February 28, 2005 has decreased and our cash needs have increased as a result of our results of operations during the period.

Failure to obtain such financing could have a material adverse effect on our operations and financial condition. This could include an inability to do sufficient advertising for the services we provide, which would make us less competitive in the marketplace. We could also find it more difficult to enter into strategic joint venture relationships with third parties. Finally, it would most likely delay the implementation of our business plan. An alternative plan of operation in the event of a failure to obtain financing would be to continue operations as currently configured, with the result being little, if any, projected growth. Another alternative would be to enter into a joint venture with a brokerage firm that has working capital available, albeit on less favorable terms than had we obtained financing, for the development of our business plan.

We had cash on hand of only $2,140 and a working capital deficit of $(50,139) as of February 28, 2005. In that regard, we have drawn-down $12,500 from our unsecured line of credit, leaving $2,500 of available credit.  In connection therewith, monthly debt service amounts to $50 on an interest only payment to the bank. In addition to the line of credit, we may need to seek additional outside sources of funding, such as equity or debt placements. We will also rely on the existence of our projected revenue from our business operations, if any. A lack of significant revenues during the remainder of 2004 will significantly affect our cash position and move us towards a position where the raising of additional funds through equity or debt financing will have to be necessary. Our current level of operations would require capital of approximately $1,000 to sustain operations through year 2004 and approximately $35,000 per year thereafter. Any modifications to our business plans, such the hiring of additional employees and the principal making a full-time commitment to the business, which would require the payment of his salary and expenses, may require additional capital for us to operate. There can be no assurance that additional capital will be available to us when needed or available on terms favorable to us. Our approximate offering expenses of $10,000 in connection with this offering have already been paid through a draw-down on our $15,000 unsecured line of credit. A second draw-down in the amount of $2,500 on our unsecured line of credit was made to pay for the services of our accountant, Traci J. Anderson, CPA, in connection with her work on our audit.

Neither Mr. Koran, nor any other person or entity is liable for, surety or otherwise provides a guarantee for our line of credit with First Citizens Bank.

On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. We are considering launching a local advertising campaign. Our current capital and revenues are insufficient to fund such marketing. If we choose to launch such a campaign, we will require substantially more capital. If necessary, we will raise this capital through an additional stock offering. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

§         Seek projects that are less in value or that may be projected to be less profitable, or

§         Seek business that is outside our immediate area to bring some revenue in to us.

Demand for the products and services will be dependent on, among other things, market acceptance of our services, the commercial finance brokering market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from commissions earned, our business operations may be adversely affected by our competitors and prolonged recession periods.

Our success will be dependent upon implementing our plan of operations and the risks associated with our business plan. We operate a small commercial finance brokerage business in the Charlotte, North Carolina area. We see a need to strengthen our position in these markets. We are considering expanding our operations through aggressively marketing our services. We project that we may become profitable on a self-sustaining basis in 24-36 months. However, there can be no assurances that we will ever become profitable on a self-sustaining basis.

Our cash on hand as of the latest balance sheet date is insufficient to fund our operations and our expectations of cash inflows will not meet our cash requirements for the next twelve months.  This is reflecting in the “going concern” opinion that has been issued by our auditor.  We intend to raise cash through additional debt and equity financings, however, there is no assurance that we will be successful in this regard.

INFORMATION ON PREVIOUSLY OWNED COMPANIES OF MR. DAVID KORAN

Mr. Koran has never owned any previous companies.

DESCRIPTION OF PROPERTY

We do not own any property nor do we have any contracts or options to acquire any property in the future. Presently, we are operating out of offices in our president’s residence in Cornelius, North Carolina. We occupy 200 square feet. This space is adequate for our present and our planned future operations. We pay no rent to our president for use of this space. In addition we have no written agreement or formal arrangement with our president pertaining to the use of this space. No other businesses operate from this office. We have no current plans to occupy other or additional office space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In February 2004, we issued 500 pre-split (10,000,000 post-split) common shares of $.001 par value stock to an officer for $100. He contributed $3,942 in services and expenses paid personally by him, to us during the period from inception (February 2, 2004) through November 30, 2004.

On June 23, 2004, we increased our number of currently authorized of 25,000 shares of common stock to 100,000,000 shares of common stock.  The par value of our common stock and convertible preferred stock remained at $.001 at the time. However, on March 14, 2005 we amended our articles of incorporation to decrease this par value to $.00000005 per share. Accordingly, this document includes retroactive adjustments to the period of inception in order to reflect this change. We also authorized 10,000,000 shares of convertible preferred stock which is convertible to common stock at a ratio of ten shares of common stock for each share of preferred stock.  The par value of each share is $.00000005.

On June 23, 2004, an agreement was signed between Capital Resource Funding and Greentree Financial Group, Inc. whereby Greentree Financial Group, Inc. will assist with the preparation of SEC Registration Statement form SB-2, assist with the preparation of Board Resolutions authorizing the transactions, assist with preparing our corporate housekeeping, assist with the preparation of a share exchange agreement such as the Letter of Intent with HairMax, Edgarization of the SB-2 with the SEC, and assist with the preparation of a newly created preferred stock issue.  In connection with this agreement, we promised to pay $40,000 (representing $38,835 principal and $1,165 interest or approximately 6% per annum) to Greentree Financial Group, Inc. The 6-month, non-assumable promissory note between Capital Resource Funding and Greentree Financial Group, Inc. was signed on June 24, 2004.  In addition to the promissory note, we paid $10,000 in cash upon signing the agreement and we have issued 490,000 shares of common stock to Greentree Financial Group, Inc., which shares are being registered in this offering.

On or about December 31, 2004, we issued shares of common stock to three of our officers, as follows:  Laura Koran, Chief Financial Officer, 150,000 shares; Steven Moore, Chief Operating Officer, 75,000 shares; and Richard Koran, Vice President, 75,000 shares.  All three issuances were exempt from the registration requirements of the Securities Act as a private placement pursuant to Section 4(2) thereof.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. We plan to have our shares of common stock quoted on the Over-The-Counter Bulletin Board.  The Over-The-Counter Bulletin Board is a quotation medium for subscribing members only.  And only market makers can apply to quote securities on the Over-The-Counter Bulletin Board.  We cannot guarantee that we will obtain a market maker or such a quotation. Although we will seek a market maker for our securities, our management has no agreements, understandings or other arrangements with market makers to begin making a market for our shares.  In addition, we have been advised that the NASD requires that a company have approximately 35 shareholders to be quoted on the Over-The-Counter Bulletin Board and there can be no assurances that we will ever have the required number of shareholders, although we plan to increase the number of our shareholders as soon as possible. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed, or if developed, will be sustained.

A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.  We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Agreements to Register.

Not applicable.

Holders.

As of July 20, 2005, there were 5 holders of record of our common stock.

Shares Eligible for Future Sale.

Upon effectiveness of this registration statement, only the 790,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933. The shares held by our affiliates will be restricted by the resale limitations under Rule 144 under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three‑month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non‑affiliates, who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resale of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker‑dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker‑dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Dividends.

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

Only the 790,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933. The shares held by our affiliates will be restricted by the resale limitations under Rule 144 under the Securities Act of 1933.

Dividend Policy.

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Our Shares are "Penny Stocks" within the Meaning of the Securities Exchange Act of 1934

Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, generally equity securities with a price of less than $5.00.  Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities.  In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account’s value and information regarding the limited market in penny stocks.  As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of Selling Security Holder or other holders to sell their shares in the secondary market.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of Capital Resource Funding's securities, if our securities become publicly traded.  In addition, the liquidity for Capital Resource Funding's securities may be adversely affected, with concomitant adverse affects on the price of Capital Resource Funding's securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

EXECUTIVE COMPENSATION

Summary Compensation Table
		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options (#)	LTIP Payouts ($)	Other ($)
David Koran, President	2004	0	0	0	0	0	0	0

We have not entered into any other employment agreements with our employees, Officers or Directors. We have no standard arrangements under which we will compensate our directors for their services provided to us.  We plan to compensate Mr. Koran at the rate of $40,000 per year plus expenses in the event that we have sufficient funds to do so.  Based on our projections, this will not be possible during the first twelve months of operations, and we anticipate paying him no compensation.  During the second twelve months of operations, our projections indicate that we should have sufficient funds to fully pay him at this rate.  None of our other officers are projected to receive a salary of over $100,000.

FINANCIAL STATEMENTS

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

Capital Resource Funding, Inc. (FKA Capital Business Funding, Inc.) (a development stage company)

2212 Lantern Way Circle

Cornelius, NC  28031

I have audited the accompanying balance sheet of Capital Resource Funding, Inc. (FKA Capital Business Funding, Inc.) (a development stage company) as of May 31, 2004 and the related statements of income, stockholders’ equity, and cash flows for the period of inception (February 2, 2004) through May 31, 2004. These financial statements are the responsibility of The Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respect, the financial position of Capital Resource Funding, Inc. (FKA Capital Business Funding, Inc.) (a development stage company) as of May 31, 2004, and the results of its operations and its cash flows for the period of inception (February 2, 2004) through May 31, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming The Company will continue as a going concern. The Company has suffered a significant net loss subsequent to year-end, has incurred a note payable subsequent to year-end and has generated an internal cash flow subsequent to year-end that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note H. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Traci J. Anderson, CPA

Huntersville, NC

June 28, 2004

Capital Resource Funding, Inc.
(FKA Capital Business Funding, Inc.) (A Development Stage Company)
BALANCE SHEET
AS OF MAY 31, 2004

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,243
TOTAL CURRENT ASSETS	4,243
TOTAL ASSETS	$4,243

LIABILITIES AND STOCKHOLDERS’ EQUITY

Stockholders’ Equity
Convertible Preferred Stock ($0.00000005 par value, 10,000,000 shares authorized; none issued and outstanding as of May 31, 2004.)
Common stock ($.00000005 par value, 100,000,000 shares authorized;	1
10,000,000 shares issued and outstanding at May 31, 2004)
Additional Paid in Capital	4,041
Earnings accumulated during the development stage	201
TOTAL STOCKHOLDERS’ EQUITY	4,243
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,243

                      The accompanying notes are an integral part of these financial statements.

Capital Resource Funding, Inc. (FKA Capital Business Funding, Inc.) (A Development Stage Company)
INCOME STATEMENT
FOR THE PERIOD FROM INCEPTION
(FEBRUARY 2, 2004) THROUGH MAY 31,2004
Cumulative Totals Since Inception
REVENUES:
Commissions earned		$4,257
TOTAL REVENUE		4,257

EXPENSES:
General and administrative		4,056
TOTAL EXPENSES		4,056
OPERATING INCOME		201

NET INCOME		$201

Net income per share-
basic and fully diluted	$	*
Weighted average shares outstanding		10,000,000

* = Less than $.01.

The accompanying notes are an integral part of these financial statements

Capital Resource Funding, Inc.
(FKA, Capital Business Funding, Inc.) (A Development Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (FEBRUARY 1, 2004) THROUGH MAY 31, 2004

Cumulative Totals Since Inception
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$201
Adjustments to reconcile net income to net cash provided by operations:
Non-cash items:
Fair value of rent provided by officer and majority shareholder	2,000
Business expenses paid by officer and majority shareholders	1,942

NET CASH PROVIDED BY OPERATING ACTIVITIES	4,143
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	100

NET CASH PROVIDED BY FINANCING ACTIVITIES	100

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,243

CASH AND CASH EQUIVALENTS:
BEGINNING OF THE PERIOD	-

END OF THE PERIOD	$4,243

The accompanying notes are an integral part of these financial statements.

Capital Resource Funding, Inc.

(FKA Capital Business Funding, Inc.)

                                                    (A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM INCEPTION (FEBRUARY 1, 2004) THROUGH MAY 31, 2004

	Earnings Accumulated During the Development Stage	Common Stock	Common Shares	Additional Paid in Capital	Total
Balances, February 2, 2004	$-	$-	-	$-	$-
Issuance of common stock		1	10,000,000	98	99
Contribution of capital by officer	-	-	-	3,942	3,942
Net income for the period	201	-	-	-	201
Balances, May 31, 2004	$201	$1	10,000,000	$4,040	$4,242

The accompanying notes are an integral part of these financial statements.

CAPITAL RESOURCE FUNDING, INC

(FKA CAPITAL BUSINESS FUNDING, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the Period From Inception

(February 2, 2004) Through May 31, 2004

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity—Capital Resource Funding, Inc. (FKA Capital Business Funding, Inc.) (“The Company”) was organized under the laws of the State of North Carolina on February 2, 2004 as a subchapter S-Corporation.  The Company is in the business of providing consultative services to small to mid sized businesses in need of financing sources ranging from SBA loans, commercial mortgages, factoring and asset based loans.  The financial statements set forth above reflect all of the costs of doing business.  The Company’s fiscal year-end is May 31, as elected.

Cash and Cash Equivalents—For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management’s Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition—The Company’s revenue is derived primarily from brokering income which ranges from one time origination fees to on-going monthly commissions paid for the life of the financing.  For purposes of one-time origination fees, revenue is recognized as earned when each loan deal is finalized.  For purposes of on-going monthly commissions paid for the life of the financing, revenue is recognized as earned based on the total of the gross monthly financing fees generated.

Comprehensive Income (Loss)—The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the  financial statements.  There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Advertising Costs—Advertising costs are expensed as incurred. The advertising expense totaled $-0- for the period from inception (February 2, 2004) through May 31, 2004.

CAPITAL RESOURCE FUNDING, INC

(FKA CAPITAL BUSINESS FUNDING, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the Period Ended May 31, 2004

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Net Income per Common Share—Statement of Financial Accounting Standard (SFAS) No. 128 requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations.  Basic earnings per share amounts are based on the weighted average shares of common stock outstanding.  If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share.  Accordingly, this presentation has been adopted for the period presented.  There were no adjustments required to net income for the period presented in the computation of diluted earnings per share.

Income Taxes—The S Corporation is not a taxpaying entity for federal and state income tax purposes and thus no provisions for income taxes has been recognized. Income of the S Corporation is faxed to the shareholders in their respective returns.

Fair Value of Financial Instruments—The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Impairment of Long-Lived Assets—The Company evaluates the recoverability of its fixed assets and other assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144’). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the period ended May 31, 2004 based upon a management review of such assets.

CAPITAL RESOURCE FUNDING, INC

(FKA CAPITAL BUSINESS FUNDING, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the Period From Inception

(February 2, 2004) Through May 31, 2004

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Recent Accounting Pronouncements—In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 143, “Accounting for Asset Retirement Obligations” which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs.  SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value cannot be made.  SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002.  The Company does not expect SFAS No. 143 to have a material effect on its financial condition or cash flows.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  SFAS No. 144 generally establishes a standard framework to measure the impairment of long-lived assets and expands the Accounting Principles Board (“APB”) 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” to include a component of the entity (rather than a segment of the business).  SFAS No.144 is effective for financial statements issued for fiscal years beginning after December 15, 2001.  The Company does not expect SFAS No. 144 to have a material effect on its financial condition and cash flows.

In April of 2002, Statement of Financial Accounting Standards (SFAS) No. 145 was issued which rescinded SFAS Statements 4, 44, and 64, amended No. 13 and contained technical corrections.  As a result of SFAS No. 145, gains and losses from extinguishments of debt will be classified as extraordinary items only if they meet the criteria in APB Opinion No. 30, that they are unusual and infrequent and not part of an entity’s recurring operations.  The Company does not expect SFAS No. 145 to have a material effect on its financial condition or cash flows.

CAPITAL RESOURCE FUNDING, INC

(FKA CAPITAL BUSINESS FUNDING, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the Period From Inception

(February 2, 2004) Through May 31, 2004

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Recent Accounting Pronouncements (CONT.)

In July of 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 146, which addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (EITF) has set forth in EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)”.  SFAS No. 146 revises the accounting for certain lease termination costs and employee termination benefits, which are generally recognized in connection with restructuring charges.  The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002.  The adoption of this standard will not have an impact on the Company’s financial statements.

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45 (FIN 45), “Guarantor’s Accounting and Disclosure Requirements for Guarantee, Including Indirect Guarantees or Indebtedness of Others”, which addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees.  FIN 45 also requires the recognition of a liability by a guarantor at the inception of certain guarantees that are entered into or modified after December 31, 2002.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 148, “Accounting for Stock-Based Compensation Transition and Disclosure”—an amendment to SFAS No. 123 (SFAS No. 148), which provides alternative methods of transition for companies voluntarily planning on implementing the fair value recognition provisions of SFAS No. 123.  SFAS No. 148 also revises the disclosure provisions of SFAS No. 123 to require more prominent disclosure of the method of accounting for stock-based compensation, and requiring disclosure of pro forma net income and earnings per share as if the fair value recognition provisions of SFAS No. 123 had been applied from the original effective date of SFAS No. 123.

CAPITAL RESOURCE FUNDING, INC

(FKA CAPITAL BUSINESS FUNDING, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the Period From Inception

(February 2, 2004) Through May 31, 2004

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Recent Accounting Pronouncements (CONT.)

In January 2003, Financial Accounting Standards Board issued FIN No. 46, “Consolidation of Variable Interest Entities”.  FIN No. 46 requires the consolidation of entities that cannot finance their activities without the support of other parties and that lack certain characteristics of a controlling interest, such as the ability to make decisions about the entity’s activities via voting rights or similar rights.  The entity that consolidates the variable interest entity is the primary beneficiary of the entity’s activities.  FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and must be applied in the first period beginning after June 15, 2003 for entities in which an enterprise holds a variable interest entity that it acquired before February 1, 2003.

In January 2003, the EITF released Issue No. 00-21, (EITF 00-21), “Revenue Arrangements with Multiple Deliveries”, which addressed certain aspects of the accounting by a vendor for arrangement under which it will perform multiple revenue-generating activities.  Specifically, EITF 00-21 addresses whether an arrangement contains more than one unit of accounting and the measurement and allocation to the separate units of accounting in the arrangement.  EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003.  The adoption of this standard will not have an impact on the Company’s financial statements.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133.  SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company does not believe that there will be any impact on its financial statements.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 establishes standards for how companies classify and measure certain financial with characteristics of both liabilities and equity.  It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some characteristics).  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.  The standard will not impact the Company’s financial statements.

CAPITAL RESOURCE FUNDING, INC

(FKA CAPITAL BUSINESS FUNDING, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the Period From Inception

(February 2, 2004) Through May 31, 2004

NOTE B—SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the period ended May 31, 2004 is summarized as follows:

Cash paid during the period ended May 31, 2004 for interest and income taxes:

                        Income Taxes                           $---

                        Interest                                     $---

NOTE C—SEGMENT REPORTING

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.”  This statement requires companies to report information about operating segments in interim and annual financial statements.  It also requires segment disclosures about products and services, geographic areas and major customers.  The Company determined that it did not have any separately reportable operating segments as of May 31, 2004.

NOTE D—EQUITY

In February 2004, the Company issued 500 pre-split (10,000,000 post-split) common shares of $.00000005 par stock to its officer for $100. See Subsequent Event footnote below concerning the forward split of this stock. The officer contributed $3,942 in services and expenses paid personally by him, to the Company during the period from inception (February 2, 2004) through May 31, 2004.

NOTE E—COMMITMENTS

The Company is provided with its office facilities from its officers and majority shareholder, on a month-to-month basis for $500 per month.

CAPITAL RESOURCE FUNDING, INC

(FKA CAPITAL BUSINESS FUNDING, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the Period From Inception

(February 2, 2004) Through May 31, 2004

NOTE F—LINE OF CREDIT

On May 4, 2004, the Company received a $15,000 unsecured line of credit from The First Citizens Bank & Trust Company (“The Bank”).  The annual percentage rate (“APR”) is based on the Bank’s prime rate plus 1% with a maximum APR of 8%.  As of the date of the note, the APR was 5%.  The initial maturity date of the note is May 4, 2005.  As of May 31, 2004, the Company had not drawn against this line of credit. Subsequent to May 31, 2004, the Company borrowed $12,500 against this line of credit. There is currently $2,500 in unused line of credit.

NOTE G—SUBSEQUENT EVENTS

On June 23, 2004, The Company legally amended its Articles of Incorporation to effect a name change from Capital Business Funding, Inc. to Capital Resource Funding, Inc.

On June 23, 2004, the Company increased its number of currently authorized 25,000 shares of common stock to 100,000,000 shares of common stock.  The par value of each at the time remained at $.001. However, on March 14, 2005, the Company amended its articles of incorporation to decrease the par value of its common stock and convertible preferred stock to $.00000005 per share. The effects of this have been retroactively applied herein. The Company’s 10,000,000 authorized shares of convertible preferred stock are convertible to common stock at a ratio of ten shares of common stock for each share of preferred stock.

On June 23, 2004, an agreement was signed between the Company and Greentree Financial Group, Inc. whereby Greentree Financial Group, Inc. will assist with the preparation of SEC Registration Statement form SB-2, assist with the preparation of Board Resolution authorizing the transactions, assist with preparing the Company corporate housekeeping, assist with the preparation of share exchange agreement with a publicly traded company, Edgarization of the SB-2 with the SEC, and assist with the preparation of a newly created preferred stock.  In connection with this agreement, the Company has promised to pay $40,000 (representing $38,835 principal and $1,165 interest or approximately 6% per annum) to Greentree Financial Group, Inc. The 6-month, nonassumable promissory note between the Company and Greentree Financial Group, Inc. was drafted and signed on June 24, 2004.  In addition to the promissory note, the Company has paid $10,000 in cash upon signing the agreement and the Company has issued 490,000 shares of free-trading common stock to Greentree Financial Group, Inc.

CAPITAL RESOURCE FUNDING, INC

(FKA CAPITAL BUSINESS FUNDING, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the Period From Inception

(February 2, 2004) Through May 31, 2004

NOTE G—SUBSEQUENT EVENTS (CONT.)

On June 23, 2004, the Company submitted a letter of intent to form a strategic alliance with HairMax International, Inc.  The Company intends to enter into a strategic alliance whereby the services of the Company are offered to the commercial customers of HairMax International, Inc. with a 50/50% revenue split on every referral.  In consideration for services provided by HairMax International, Inc., the Company will pay to HairMax International, Inc. 200,000 shares of its unregistered common stock ($.00000005 par value).  On December 20, 2004, the Company terminated the letter of intent and strategic alliance agreement and rescinded it offer to issue 200,000 shares of its unregistered common stock to HairMax International, Inc.

On June 23, 2004, the Company enacted a 20,000 for 1 forward stock split on the common stock owned by its officer and then sole shareholder. These financial statements have been adjusted, accordingly, to reflect this split.

NOTE H – GOING CONCERN

The Company has suffered a significant net loss from operations subsequent to year-end and it incurred a note payable, subsequent to year-end, in the amount of $38,835 which is due on December 24, 2004. With $4,191 in cash at December 31, 2003, the pro forma net working capital deficit with the maturity of the note payable in the upcoming twelve-month operating cycle included is $34,644 as of December 31, 2003. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The pertinent conditions and events giving rise to the assessment of substantial doubt about our ability to continue as a going concern for a period of time are addressed in the previous paragraph, where we describe two conditions that substantiate our going concern opinion: net loss and the incurrence of a note payable subsequent to year-end. The possible effects of such conditions are a lack of positive cash flow and the inability to repay the note as it comes due. These conditions are significant and there are no mitigating factors. There could be a possible discontinuance of operations in the event that our plan does not work.

CAPITAL RESOURCE FUNDING, INC

(FKA CAPITAL BUSINESS FUNDING, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

For the Period From Inception

(February 2, 2004) Through May 31, 2004

NOTE H—GOING CONCERN (CONT.)

Management’s plans in regard to this matter are to raise equity capital and seek strategic relationships and alliances in order to increase sales in an effort to generate positive cash flow and be able to repay the note as it comes due. Additionally, the Company will have to rely upon equity infusions from investors in order to improve liquidity and sustain operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We deem all recorded assets to be recoverable and classification of liabilities to be proper.

NOTE I – DEVELOPMENT STAGE COMPANY

The Company is in the development stage as of May 31, 2004 and, to date, has had no significant operations. Recovery of the Company’s assets is dependent on future events, the outcome of which is indeterminable. In addition, successful completion of the Company’s development program and its transition, ultimately, to attaining profitable operations is dependent upon obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company’s cost structure.

Capital Resource Funding, Inc. (FKA, Capital Business Funding, Inc.) (A Development Stage Company)
BALANCE SHEET
AS OF FEBRUARY 28, 2005

ASSETS	Unaudited

CURRENT ASSETS
Cash and cash equivalents	$2,140
TOTAL CURRENT ASSETS	2,140

TOTAL ASSETS	$2,140

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accrued Interest	$583
Notes Payable	51,696
52,279
Stockholders' Deficit

Convertible Preferred Stock ($.00000005 par value, 100,000,000 shares authorized; none issued and outstanding at February 28, 2995)
Common Stock ($.00000005 par value, 100,000,000 shares authorized; 10,490,000 issued and outstanding at February 28, 2005)	1
Common Stock to be Distributed (300,000 shares at February 28, 2005)	–
Additional Paid in Capital	202,331
Deficit Accumulated During the Development Stage	(252,471)
TOTAL STOCKHOLDERS' DEFICIT	(50,139)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,140

Capital Resource Funding, Inc.

(FKA, Capital Business Funding, Inc.)

(A Development Stage Company)

STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM INCEPTION THROUGH FEBRUARY 28, 2005

AND FROM JUNE 1, 2004 THROUGH FEBRUARY 28, 2005

	Cumulative Totals Since Inception	June 1, 2004 through February 28, 2005
	(Unaudited)	(Unaudited)
REVENUES:
Commissions earned	$11,972	$7,715
TOTAL REVENUE	$11,972	$7,715

EXPENSES:
Selling, general and administrative
Web Site Development	$2,147	$2,147
Professional Fees	12,500	12,500
Rent	2,000	2,000
Consulting Fees	236,335	236,335
Other	790	790
Charitable Contributions	120	120
Office	9,326	5,270
TOTAL EXPENSES	263,218	259,162
OPERATING (LOSS)	(251,246)	(251,447)

Interest expense	1,225	1,225
	1,225	1,225

NET (LOSS)	$(252,471)	$(252,672)

Net (loss) per share-
basic and fully diluted	$(0.02)	$(0.02)
Weighted average shares outstanding	10,790,000	10,790,000

Capital Resources Funding, Inc (FKA, Capital Business Funding, Inc.) (A Development Stage Company)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION THROUGH FEBRUARY 28, 2005 AND FROM JUNE 1, 2004 THROUGH FEBRUARY 28, 2005

	Cumulative Totals Since Inception	June 1, 2004 through February 28, 2005
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(252,471)	$(252,672)
Adjustments to reconcile net (loss) to net cash used in operations Non-cash items:
Consulting fees	236,335	236,335
Other	790	991
Accrued interest	944	944
NET CASH (USED IN) OPERATING ACTIVITIES	(14,402)	(14,402)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	100	100
Proceeds from notes payable to bank	12,500	12,500
Contributions of capital	3,942	3,942
NET CASH PROVIDED BY FINANCING ACTIVITIES	16,542	16,542

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,140	2,140

CASH AND CASH EQUIVALENTS:
BEGINNING OF THE PERIOD	-	-

END OF THE PERIOD	$2,140	$2,140

Capital Resource Funding, Inc.

(FKA Capital Business Funding, Inc.)

 (A Development Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIT

FOR THE PERIOD FROM INCEPTION (FEBRUARY 2, 2004)

THROUGH FEBRUARY 28, 2005

	Deficit Accumulated During the Development Stage	Common Stock	Common Shares	Common Stock to be Distributed	Common Shares to be Distributed	Additional Paid In Capital	Total
Balances, Inception (February 1, 2004)	$-	$-	-	$-	-	$-	$-
Issuance of common stock to officer	-	1	10,000,000	-	-	98	99
Issuance of common stock to Greentree for consulting services rendered	-		490,000	-	-	122,500	122,500
Other	-	-	-	-	-	491	491
Issuance of common stock to officer and director for services rendered	-	-	-	-	100,000	25,100	25,100
Issuance of common stock to officer and director for services rendered	-	-	-	-	100,000	25,100	25,100
Issuance of common stock to officer and director for services rendered	-	-	-	-	100,000	25,100	25,100
Contribution of capital from officer	-	-	-	-	-	3,942	3,942
Net loss for the period	(252,471)	-	-	-	-	-	(252,471)
Balances, November 30, 2004	$(252,471)	$1	10,490,000	$-	300,000	$202,331	(50,139)

CAPITAL RESOURCE FUNDING, INC

(FKA CAPITAL BUSINESS FUNDING, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

For the Period From Inception

(February 2, 2004) Through February 28, 2005

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management’s Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The financial statements above reflect all of the costs of doing business.

Revenue Recognition—The Company’s revenue is derived primarily from brokering income which range from one time origination fees to on-going monthly commissions paid for the life of the financing. Revenue is recognized as earned when each loan deal is finalized.  For purposes of on-going monthly commissions paid for the life of the financing, revenue is recognized as earned based on the total of the gross monthly financing fees generated.

Comprehensive Income (Loss)—The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the  financial statements.  There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Net Income per Common Share—Statement of Financial Accounting Standard (SFAS) No. 128 requires dual presentation of basic and diluted earnings per share (EPS) with a reconciliation of the numerator and denominator of the EPS computations.  Basic earnings per share amounts are based on the weighted average shares of common stock outstanding.  If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share.  Accordingly, this presentation has been adopted for the period presented.  There were no adjustments required to net income for the period presented in the computation of diluted earnings per share.

Income Taxes—The S Corporation is not a taxpaying entity for federal and state income tax purposes and thus no provisions for income taxes has been recognized. Income of the S Corporation is faxed to the shareholders in their respective returns.

Fair Value of Financial Instruments—The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

CAPITAL RESOURCE FUNDING, INC

(FKA CAPITAL BUSINESS FUNDING, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

For the Period From Inception

(February 2, 2004) Through February 28, 2005

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Impairment of Long-Lived Assets—The Company evaluates the recoverability of its fixed assets and other assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144’). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the period ended November 30, 2004 based upon a management review of such assets.

Stock-Based Compensation—The Company accounts for stock-based compensation using the fair value method of Financial Accounting Standard No. 123. Common shares issued for services rendered by a third party (both employees and non-employees) are recorded at the fair value of the shares issued or services rendered, whichever is more readily determinable.

Recent Accounting Pronouncements—In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 143, “Accounting for Asset Retirement Obligations” which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs.  SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value cannot be made.  SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002.  The Company does not expect SFAS No. 143 to have a material effect on its financial condition or cash flows.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  SFAS No. 144 generally establishes a standard framework to measure the impairment of long-lived assets and expands the Accounting Principles Board (“APB”) 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” to include a component of the entity (rather than a segment of the business).  SFAS No.144 is effective for financial statements issued for fiscal years beginning after December 15, 2001.  The Company does not expect SFAS No. 144 to have a material effect on its financial condition and cash flows.

CAPITAL RESOURCE FUNDING, INC

(FKA CAPITAL BUSINESS FUNDING, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

For the Period From Inception

(February 2, 2004) Through February 28, 2005

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

In April of 2002, Statement of Financial Accounting Standards (SFAS) No. 145 was issued which rescinded SFAS Statements 4, 44, and 64, amended No. 13 and contained technical corrections.  As a result of SFAS No. 145, gains and losses from extinguishments of debt will be classified as extraordinary items only if they meet the criteria in APB Opinion No. 30, that they are unusual and infrequent and not part of an entity’s recurring operations.  The Company does not expect SFAS No. 145 to have a material effect on its financial condition or cash flows.

In July of 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 146, which addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (EITF) has set forth in EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)”.  SFAS No. 146 revises the accounting for certain lease termination costs and employee termination benefits, which are generally recognized in connection with restructuring charges.  The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002.  The adoption of this standard will not have an impact on the Company’s financial statements.

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45 (FIN 45), “Guarantor’s Accounting and Disclosure Requirements for Guarantee, Including Indirect Guarantees or Indebtedness of Others”, which addresses the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees.  FIN 45 also requires the recognition of a liability by a guarantor at the inception of certain guarantees that are entered into or modified after December 31, 2002.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 148, “Accounting for Stock-Based Compensation Transition and Disclosure”—an amendment to SFAS No. 123 (SFAS No. 148), which provides alternative methods of transition for companies voluntarily planning on implementing the fair value recognition provisions of SFAS No. 123.  SFAS No. 148 also revises the disclosure provisions of SFAS No. 123 to require more prominent disclosure of the method of accounting for stock-based compensation, and requiring disclosure of pro forma net income and earnings per share as if the fair value recognition provisions of SFAS No. 123 had been applied from the original effective date of SFAS No. 123.

CAPITAL RESOURCE FUNDING, INC

(FKA CAPITAL BUSINESS FUNDING, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

For the Period From Inception

(February 2, 2004) Through February 28, 2005

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

In January 2003, Financial Accounting Standards Board issued FIN No. 46, “Consolidation of Variable Interest Entities”.  FIN No. 46 requires the consolidation of entities that cannot finance their activities without the support of other parties and that lack certain characteristics of a controlling interest, such as the ability to make decisions about the entity’s activities via voting rights or similar rights.  The entity that consolidates the variable interest entity is the primary beneficiary of the entity’s activities.  FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and must be applied in the first period beginning after June 15, 2003 for entities in which an enterprise holds a variable interest entity that it acquired before February 1, 2003.

In January 2003, the EITF released Issue No. 00-21, (EITF 00-21), “Revenue Arrangements with Multiple Deliveries”, which addressed certain aspects of the accounting by a vendor for arrangement under which it will perform multiple revenue-generating activities.  Specifically, EITF 00-21 addresses whether an arrangement contains more than one unit of accounting and the measurement and allocation to the separate units of accounting in the arrangement.  EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003.  The adoption of this standard will not have an impact on the Company’s financial statements.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133.  SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company does not believe that there will be any impact on its financial statements.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 establishes standards for how companies classify and measure certain financial with characteristics of both liabilities and equity.  It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some characteristics).  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003.  The standard will not impact the Company’s financial statements.

CAPITAL RESOURCE FUNDING, INC

(FKA CAPITAL BUSINESS FUNDING, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

For the Period From Inception

(February 2, 2004) Through February 28, 2005

NOTE B—NOTES PAYABLE

Notes payable at November 30, 2004 consists of the following:

The Company has a $15,000 unsecured line of credit from The First Citizens Bank & Trust Company (“The Bank”).  The annual percentage rate (“APR”) is based on the Bank’s prime rate plus 1% with a maximum APR of 8%. As of the date of the note, the APR was 5%. The maturity date of the note is May 4, 2005. As of November 30, 2004, the Company drew against this line of credit and owes $12,500 against this line of credit. There is currently $2,500 in unused line of credit.

In connection with financial advisory agreement with Greentree Financial Group, Inc., the Company owes $38,835 in principal. The 6-month, non-assumable promissory note between the Company and Greentree Financial Group, Inc. was drafted and signed on June 24, 2004. The note matures on December 24, 2004 and carries interest of 6% per annum.

NOTE C— COMMON STOCK

Included in $75,000 in “Common Stock” in the accompanying unaudited financial statements at November 30, 2004 are common shares issued to consulting service providers which have been delivered for services rendered and incurred as of November 30, 2004. Specifically, 490,000 common shares were paid to Greentree Financial Group, Inc. as of November 30, 2004. The common shares, valued at $.25 per share, were issued to Greentree on October 31, 2004.

NOTE D – VALUATION OF COMMON STOCK TO BE ISSUED

We valued the common shares to be issued to each of our employees and non-employees during the period presented using the fair amount valuation of 25 cents per share.  This amount reasonably approximated the fair value of services rendered by such parties.  For instance, the 490,000 and 300,000 shares issued to Greentree Financial Group, Inc. and the Company’s three officers, respectively, for their services rendered to us were valued at 25 cents per share, or $122,500 and $75,000, and recorded as a non-cash expense to our books covering the period of time the services related to.  We feel these valuations are based upon the most objective, verifiable evidence available for these non-monetary exchanges and arms-length transactions. For example, we researched what firms providing services comparable to those offered by Greentree charged, and we found that Greentree’s services were less expensive. Hence, we believe that the objective evidence supports a fair value of $122,500 for the stock portion of Greentree’s services and the number of shares that were issued to them. Our valuations used to determine the fair value of the common stock were

CAPITAL RESOURCE FUNDING, INC

(FKA CAPITAL BUSINESS FUNDING, INC.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

For the Period From Inception

(February 2, 2004) Through February 28, 2005

NOTE D – VALUATION OF COMMON STOCK TO BE ISSUED (CONT.)

retrospective in nature, and the valuation specialists who made these determinations were related parties, including David Koran, our president, and Greentree, both of whom own substantial positions in our common stock.

Specifically, the 300,000 shares issued to the Company’s three officers was recorded as compensation expense in the second quarter of its fiscal year ending May 31, 2005 in the amount of $75,000.

The Company recorded the par value of the common shares to be distributed as “Common Stock to be Distributed” in the accompanying balance sheet at February 28, 2005.  The excess of the$75,000 fair value over the par value is recorded as “Additional Paid in Capital” in the accompanying balance sheet at February 28, 2005.

NOTE E – DEVELOPMENT STAGE COMPANY

The Company is in the development stage as of May 31, 2004 and to date has had no significant operations.  Recovery of the Company’s assets is dependent on future events, the outcome of which is indeterminable. In addition, successful completion of the Company’s development program and its transition, ultimately, to attaining profitable operations is dependent upon obtaining adequate financing to fulfill its development activities and achieving a level of sales adequate to support the Company’s cost structure.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

Traci J. Anderson, Certified Public Accountant audited our financial statements for the period from February 2, 2004 to May 31, 2004. We have never had any changes in or disagreements with our accountants.

                                                         DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety days after the effectiveness of the registration statement of which this prospectus is a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II   INFORMATION NOT REQUIRED TO BE INCLUDED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide for indemnification of each person (including the heirs, executors, administrators, or estate of such person) who is or was director and officer of the corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys’ fees, arising out of his or her status as a director, officer, agent, employee or representative.  The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled.  The corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs, and expenses, whether or not the corporation would have the legal power to indemnify them directly against such liability.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. These estimated expenses have been paid and we do not expect any material additional expenses as the result if this offering. Selling Security Holder will pay no offering expenses.

ITEM                                                               EXPENSE

SEC Registration Fee                                       $16

Legal Fees and Expenses                                  $10,000

Accounting Fees and Expenses                         $ 5,000

Transfer Agent Fees                                         $ 1,500

Blue Sky Fees                                                  $ 5,000

Miscellaneous*                                                 $ 2,925

=============================================

Total*                                                              $ 24,441

* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

On or about June 23, 2004, we increased our authorized common shares to 100,000,000, kept the par value at $.001 per share at the time and forward split our common stock 20,000 for 1. As a result, Mr. Koran’s 500 shares were exchanged for 10,000,000 of our common shares. In addition, we authorized 10,000,000 shares of convertible preferred stock to be issued, par value of $.001. Each one of these shares is convertible into ten common shares. On March 14, 2005, we amended our articles of incorporation to change the par value per share of our common stock and convertible preferred stock to $.00000005.

On June 23, 2004, we entered into a Financial Advisory Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in having our common stock publicly traded. In exchange for the following services, we have paid Greentree Financial Group, Inc., 490,000 shares of our common stock and $10,000 cash for:

  Assistance with the preparation of our Form SB-2 registration statement;
  State Blue-Sky compliance;
  Selection of an independent stock transfer agent; and
  Edgar services.

The common shares issued were valued at the estimated value for the services received which was $122,500, or $.25 per share.

The shares issued to Greentree were issued in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, inasmuch as Greentree is a sophisticated investor which is able to bear the financial risk of its investment, it was provided with access to information about us and there was no general solicitation or advertising in connection with the offering.  In addition, Greentree is an “accredited investor” within the meaning of the Securities Act of 1933, as amended.

In connection with this agreement, we promised to pay $40,000 (representing $38,835 principal and $1,165 interest or approximately 6% per annum) to Greentree Financial Group, Inc. The 6-month, nonassumable promissory note with Greentree Financial Group, Inc. was signed on June 24, 2004.

On or about February 2, 2004, we sold 500 pre-split shares (10,000,000 post-split) of stock to our President, David Koran for $100 pursuant to an offering that was exempt under Section 4(2) of the Securities Act of 1933, as amended.

On or about December 22, 2004, we issued shares of common stock to three of our officers, as follows:  Laura Koran, Chief Financial Officer, 150,000 shares; Steven Moore, Chief Operating Officer, 75,000 shares; and Richard Koran, Vice President, 75,000 shares.  All three issuances were exempt from the registration requirements of the Securities Act as a private placement pursuant to Section 4(2) thereof.

EXHIBITS

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation *
3.2	Articles of Amendment to Articles of Incorporation *
3.3	Articles of Amendment to Articles of Incorporation(1)
3.4	Bylaws *
4	Form of stock certificate *
5	Legal opinion (including consent to be named in Registration Statement)(1)
10.1	Consulting agreement between Capital Resource Funding, Inc. and Greentree Financial Group, Inc. *
10.2	Promissory note between Capital Resource Funding, Inc. and Greentree Financial Group, Inc. *
10.3	Letter of Intent between Capital Resource Funding, Inc. and HairMax International, Inc. *
10.4	Promissory note between Capital Resource Funding, Inc. and First Citizens Bank (1)
23.1	Consent of auditor (1)

*	Incorporated by reference from the original Form SB-2 as filed on August 16, 2004.

(1)    Previously filed.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.         To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.         Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.         Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c.         Include any additional or changed material information on the plan of distribution.

2.         That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.         To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5.         In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Cornelius, State of North Carolina on July 20, 2005.

CAPITAL RESOURCE FUNDING, INC.

By:	/s/ David R. Koran
David R. Koran
Title: President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Name	Title	Date

/s/ David R. Koran	President and CEO, Director	July 20, 2005

/s/ Steve Moore	Chief Operating Officer, Director	July 20, 2005

/s/ Laura Koran	Chief Financial Officer, Secretary and Director	July 20, 2005

/s/ Richard Koran	Vice President, Director	July 20, 2005